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                                                                    EXHIBIT 10.4

                             BUSINESS COMPLEX LEASE

Lease Preparation Date:    September 14, 2000
Lessor:                    AOPP Acquisition Corp. Two, A California Corporation
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Lessee:                    Microislet, Inc., A Delaware Corporation
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Guarantor:                 N/A
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1.       LEASE TERMS

         1.01. Premises: The leased Premises located within the Project as indicated on Exhibit "A-1" and outlined on Exhibit "A-2" contains approximately 2,264 rentable square feet. The address of the leased Premises is: 6540 Lusk Blvd., Suite C250, San Diego, CA 92121

         1.02. Building: The Premises is located in the Building indicated on Exhibit "A-2" and contains 83,002 rentable square feet and is part of the Project.

         1.03. Project: The Project, as indicated on Exhibit "A-3", which consists of all buildings on the Property, of which the Premises is a part is commonly referred to as: 6540 Lusk Blvd., San Diego, CA 92121
And contains approximately 83,002 rentable square feet.

         1.04. Property: The Premises, the Project, and all Lessor's land thereunder or appurtenant thereto as described in Exhibit "A" represent the Property.

         1.05. Lessee's Notice Address: Lessee's Notice Address is the address of the leased Premises as stated in Paragraph 1.01 above unless otherwise specified here: Same as 1.01

         1.06. Lessor's Notice Address: Lessors Notice Address is: 6370 Lusk Blvd., Suite F211, San Diego, CA 92121

         1.07. Lessee's Permitted Use: Lessee and Lessor agree that Lessee may only use the Premises for the following purpose(s): Offices for biotech company

         1.08. Lease Term: The Lease Term commences on October 1, 2000 and ends on September 30, 2002 ( 24 months, and -0- days).

         1.09. Base Rent: During the original term of this Lease, Base Rent shall be paid monthly in lawful money of the United States of America, in the amounts specified below, during the applicable periods noted:

$  -0-         Beginning October 1, 2000      Ending October 31, 2000
$  3,736.00    Beginning November 1, 2000     Ending September 30, 2001
$  3,922.00    Beginning October 1, 2001      Ending September 30, 2002
$  N/A         Beginning N/A                  Ending N/A

         1.10. Security Deposit: $ 7472.00 payable in lawful money of the United States of America.

         1.11. Lease Documentation Fee: $ 50.00



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         1.12. Additional Monthly Rent Charge: $ N/A for N/A including, but not limited to the provisions of Paragraphs 3, 4, 5 and 6.

         1.13. Proportionate Share: Lessee's Proportionate Share of the Project, which represents the approximate Proportionate share of the Premises to the Project is .0273 Lessee's Proportionate Share of the Building within which it is located, which represents the approximate proportionate share of the Premises to the Building is .0273 . Proportionate Share may be adjusted during the Lease Term if the size of the Project, Premises or Building changes.

         1.14. Expense Base Year: Lessee's Expense Base Year is 2001

         1.15. Broker(s): Tim Rickers, VOIT Commercial, 4370 La Jolla Village Dr., Suite 980, San Diego, CA 92122

         1.16. Additional Attachments: Provisions and Exhibits

2.       LETTING; CONDITION; POSSESSION

         2.01. Lessor leases to Lessee, and Lessee leases from Lessor, the Premises, as indicated in Paragraph 1.01 in consideration of Lessee's payment of Base Rent and other payments hereunder subject to all of the terms, covenants and conditions of this Lease and all recorded matters, laws, ordinances and governmental regulations and orders. Lessee's possession and occupancy of the Premises constitutes Lessee's acknowledgment that it has satisfied itself with respect to the overall condition of the Premises, the present and future suitability of the Premises for Lessee's intended use and the substantial completion of Lessor constructed Lessee Improvements, if any, consistent with Paragraph 10 below and specifically set forth in Exhibit "B".

         2.02. Lessee shall only use the Premises for its permitted use. Lessee shall not occupy or use the Premises or any part thereof for other than its permitted use and not for any use or purpose which is unlawful or deemed by Lessor to be disreputable in any manner or dangerous to life, limb or property.

         2.03. Unless otherwise provided herein, any statement of square footage set forth in this Lease is an approximation which Lessor and Lessee agree is reasonable for all purposes and shall be the basis for this Lease. Lessor reserves the right to change Lessee's proportionate share to reflect any increase or decrease in the common area. Any use of the terms "rentable" and "usable" is for convenience only, and such descriptions represent Lessor's interpretation of such terms. If there are no Tenant Improvements or Exhibit B is not attached hereto, then Lessee accepts the Premises in "AS-IS" condition and Lessor shall have no obligation to provide or pay for any repair or other work therein, except as stated in this Lease; and Lessee shall obtain and deliver to Lessor a certificate of occupancy for the Premises from the appropriate governmental authority.

         2.04. Lessor will deliver, where applicable, all systems in the Premises to Lessee with existing plumbing, electrical, fire sprinkler, lighting, air conditioning, heating and mechanical, in good working condition. Lessee has thirty (30) days after the Lease Term commences, or Lessee's occupancy, whichever is sooner, to notify Lessor, in writing, of any non-operative items, and Lessor will promptly rectify same at Lessor's sole cost. However, if Lessee does not give Lessor written notice of any non-operative items within this notification period, all repairs to the Premises which are Lessee's responsibility per Paragraph 11.01 of this Lease will become the obligation of Lessee at Lessee's sole cost and expense.

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         2.05. On the date Lessee takes possession of the Premises, to Lessor's best knowledge, all Lessor-constructed Lessee Improvements on or in the Premises as set forth in Exhibit "B", if any, will comply with all then applicable governmental agency laws, codes, regulations, ordinances, covenants and restrictions. However, Lessor makes no warranty nor accepts any responsibility for specifically meeting such compliance presently or in the future with respect to any Lessee activity, including but not limited to: a.) any Lessee Improvements or Lessee Alterations, as defined in Paragraph 10 below, made or to be made by Lessee or at Lessee's direction; b.) Lessee's Permitted Use; c.) Lessee's occupancy of the Premises and/or the Property; and d.) the presence of Lessee's employees, agents, contractors, suppliers, invitees or licensees on or about the Property.

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         2.06. If for any reason Lessor cannot deliver possession of the
Premises on the Commencement Date of the Lease Term, Lessor will not be subject to any liability nor will the validity of this Lease be affected in any manner. However, if Lessee has not caused such delay, there will be a proportionate adjustment of rent to cover the period between the Commencement Date of the Lease Term and the actual date when possession is delivered, and based on the actual date possession is delivered, both the commencement and ending dates of the Lease Term, and the Beginning and Ending dates of each Applicable Period, shall be adjusted accordingly, while the lengths of the Lease Term and each Applicable Period shall remain constant. If for any reason possession of the Premises is not delivered within ninety (90) days of the date the Lease Term commences, Lessor or Lessee, (provided Lessee is not the cause of such delay), may cancel this Lease with written notification. If for any reason Lessee fails to take possession of the Premises within fifteen (15) days after Lessor notifies Lessee in writing that the Premises is ready for Lessee's occupancy, Lessee will be in Breach, as defined in Paragraph 20.02 below, of this Lease.

         2.07. Subject to Paragraph 10.05 and Lessor's right to retain improvements, upon termination of this Lease, Lessee agrees to return the Premises to Lessor in the same condition as received by Lessee as of the original date Lessor delivers the Premises to Lessee, normal wear and tear excepted.

         2.08. If Lessee, with Lessor's prior written consent, occupies the Premises prior to the Commencement Date, Lessee's occupancy of the Premises shall be subject to all the provisions of the Lease. Early occupancy of the Premises shall not advance the expiration date of the Lease. Lessee shall not pay Base Rent during the early occupancy period but all other charges shall begin to accrue on the date of such early occupancy. Lessee shall, however, provide Lessor with evidence of insurance coverage pursuant to Paragraph 12, prior to such early occupancy.

3.       BASE RENT

         3.01. On or before the first day of each calendar month of the Lease Term, Lessee will pay to Lessor in lawful monies of the United States of America, without deduction or offset, prior notice or demand, Base Rent at the place Lessor designates, However, the first month's Base Rent and the Security Deposit will be due and payable concurrently with Lessee's execution of this Lease.

         3.02. If indicated in Exhibit "B", Base Rent includes an amortized estimation of Lessor's cost of making Lessee Improvements on Lessee's behalf which, subject to the terms and conditions of this Lease, shall be paid in equal installments as part of Base Rent by Lessee over the Lease Term. Subject to the provisions of Exhibit "B", should Lessor and Lessee agree to any additional Lessee Improvements not included in this estimate or if actual Lessee Improvement costs and expenses exceed this estimate, Lessor may increase Base Rent according to the terms and conditions outlined in Exhibit "B".

4.       ADDITIONAL RENT

         4.01. Unless otherwise specifically stated, any charge payable by Lessee under this Lease other than Base Rent is called "Additional Rent". Additional Rent is to be paid concurrently with and subject to the same terms and conditions of Base Rent. The term "rent" whenever used in this Lease means Base Rent, Additional Rent and/or any other monies payable by Lessee under the terms of this Lease. In the event any rent payable under this Lease commences or ends on a day other than the first day of a calendar month, the actual number of days in the prorated month will be used as the basis for the calculation.


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         4.02. "Operating Expenses" as used herein shall include all costs and expenses, operation, maintenance, and repair of the Premises, Building, Project and Property, or any part thereof, incurred by Lessor including but not limited to: (1) Property supplies, materials, labor, equipment, and tools; (2) Lessor-incurred utility and service costs and expenses (as further described in Paragraph 4.03B below), security, janitorial, and all applicable service and maintenance agreements; (3) Property related legal, accounting, and consulting fees, costs and expenses; (4) insurance premiums for all policies deemed necessary by Lessor and/or its lenders, and all deductible amounts under such policies (as further described in Paragraph 4.03C below); (5) costs and expenses of operating, maintaining, and repairing common areas of the Property, including but not limited to, hallways, restrooms, conference rooms, exercise rooms, equipment and telephone rooms, driving, parking and other paved or unpaved areas (including but not limited to, resurfacing and striping), landscaped areas (including but not limited to, tree trimming), walkways, building exteriors (including but not limited to, painting and roof repairs), signs and directories, and elevators and stairways; (6) capital improvements and replacements (including all financing costs and interest charges) which have been made to improve the operating efficiency of the Property; (7) capital improvements and replacements (including but not limited to, all financing costs and interest charges) required by any governmental authority or law including but not limited to, compliance required under the Americans with Disabilities Act of 1990; (8) compensation (including but not limited to, any payroll taxes, worker's compensation for employees, and customary employee benefits) of all persons, including independent contractors, who perform duties, or render services on behalf of, or in connection with the Property, or any part thereof, including but not limited to, Property operations, maintenance, repair, and rehabilitation; (9) Property management fees; (10) Real Property Taxes (as further described in Paragraph 4.03A, below), provided, however, wherever the Lessee and/or any other lessee of space within the Property has agreed in its lease or otherwise to provide any item of such services partially or entirely at its own expense, or wherever in the Lessor's judgment any such significant item of expense is not incurred with respect to or for the benefit of all of the space within the Property, in allocating the Operating Expenses pursuant to the foregoing provisions of this subsection the Lessor shall make an appropriate adjustment, as aforesaid, so as to avoid allocating to the Lessee or to such other lessee (as the case may be) those Operating Expenses covering such services already being provided by the Lessee or by such other lessee at its own expense, or to avoid allocating to all of the net rentable space within the Property those Operating Costs incurred only with respect to a portion thereof, as aforesaid. All Operating Expenses other than taxes, utilities and insurance are here referred to as Common Area Expenses (CAM).

4.03.

                  4.03A. A "Real Property Taxes" as used herein shall include any fee, license, tax, late fee, levy, charge, assessment, penalty (if a result of Lessee's delinquency or negligence), or surcharge (hereinafter individually and/or collectively referred to as "Tax") imposed by any authority (including but not limited to, any federal, state, county, or local government, or any school, agricultural, lighting, drainage, or other improvement district, or public or private association) having the direct or indirect power to tax and where such Tax is imposed against the Property, or any part thereof, or Lessor in connection with its ownership or operation of the Property, including but not limited to, (1) any Tax on Lessor's right to receive, or the receipt of, rent or income from the Property, or any part thereof, or Tax against Lessor's business of leasing the Property; (2) any Tax by any authority for services or maintenance provided to the Property, or any part thereof, including but not limited to, fire protection, streets, sidewalks, and utilities; (3) any Tax on real estate or personal property levied with respect to the Property, or any part thereof, and any fixtures and equipment and other property of Lessor or the Property used in connection with the operation, maintenance or repair of the Property; (4) any Tax imposed on this transaction, or based upon a reassessment of the Property, or any part thereof, due to a change in ownership or transfer of all or part of Lessor's interest in the Property, or any part thereof and,
(5) any Tax replacing, substituting for, or in addition to any Tax previously included with this definition. Real Property Taxes do not include: (1) Lessor's federal or state income, franchise, inheritance, or estate taxes; or (2) Lessee's personal property taxes (taxes charged against Lessee's trade fixtures, furnishings, equipment, or other personal property) which are the sole responsibility of Lessee, and shall be billed directly to, and paid in a timely manner by Lessee.

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                  4.03B. "Utility and Service Costs" as used herein shall
include all Lessor incurred utility and service costs and expenses including, but not limited to water, electricity, gas, heating, lighting, steam sewer, waste disposal, air conditioning, heating and ventilation.

                  4.03C. "Insurance" as used herein shall include all insurance premiums for all policies deemed necessary by Lessor and/or its lenders, including but not limited to, worker's compensation, liability, commercial general liability, automobile, rental interruption insurance and any and all additional endorsements, extended coverage, riders under or attached to such policies.

         4.04. If the Operating Expenses incurred by Lessor for any "Expense Comparison Year" (defined as each calendar year after Lessee's Expense Base
Year) are greater than those incurred in Lessee's Expense Base Year, then Lessee will pay as Additional Rent an amount equal to the difference multiplied by Lessee's Proportionate Share. In the event of any partial Expense Comparison Year, Lessee will pay the increase, if any, based on the actual number of elapsed applicable days. All Operating Expenses will be adjusted to reflect an average Project occupancy level of eighty percent (80%) during any calendar year in which the Project is not at least eighty percent (80%) occupied. Operating Expense Estimates and Actualized Operating Expenses will be determined as outlined in 4.05A, 4.05B below and subject to the provisions of 4.07.

         4.05. Lessee's Operating Expense estimates shall be determined as follows:

                  4.05A. Lessee's Operating Expense estimates: On or about April 1st of each calendar year, Lessor will provide Lessee with a statement of: (1) Lessee's annual share of estimated Operating Expenses for the then current calendar year; (2) Lessee's new monthly Operating Expense estimate for the then current year; and, (3) Lessee's retroactive estimate correction billing (for the period of January 1st through the date immediately prior to the commencement date of Lessee's new monthly Operating Expense estimate) for the difference between Lessee's new and previously billed monthly Operating Expense estimates for the then current year.

                           4.05A(1). Annual estimate share: Lessee's annual
share of estimated Operating Expenses for the then current calendar year shall be determined by multiplying Lessor's estimated total Operating Expenses for the then current calendar year, by Lessee's Proportionate Share (of the Project or Building, as applicable) identified in Paragraph 1.13.

                           4.05A(2). Monthly Operating Expense estimate:
Lessee's new monthly Operating Expense estimate for the then current calendar year shall be calculated by dividing Lessee's annual share of estimated Operating Expenses, as determined above, by 12.

                           4.05A(3). Retroactive estimate correction: Lessee's
share of the change in Operating Expense estimates retroactive to January Sit of each year shall be determined as follows: For the then current calendar year, the total of Lessee monthly Operating Expense estimates billed prior to the commencement of Lessee's new monthly Operating Expense estimate shall be subtracted from Lessee's new monthly Operating Expense estimate multiplied by the number of elapsed months within the same period.

                  4.05B. Lessee's share of actualized annual Operating Expenses:
On or about April 1st of each year, Lessor will provide Lessee with a statement reflecting the total Operating Expenses for the calendar year just ended. If the total of Lessee's Operating Expense estimates billed for the calendar year just ended are less than Lessee's share of the actualized Operating Expenses for the calendar year just ended, the statement will indicate the payment amount and date due. If Lessee has paid more than its share of Operating Expenses for the preceding calendar year, Lessor will credit the overpayment towards Lessee's future Operating Expense obligations.

         4.06. Under this Lease, monthly Operating Expense estimates, retroactive estimate corrections, and Lessee's share of actualized annual Operating Expenses are considered Additional Rent. Monthly Operating Expense estimates are due on the Sit of each month and shall commence in the month specified by Lessor. Lessee's retroactive estimate correction, and actualized annual Operating Expense charges, if any, shall be due, in full, on the date(s) specified by Lessor.

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         4.07. Lessee will not be entitled to any reduction, refund, offset, allowance or rebate should any Real Property Taxes be retroactively reduced, credited, abated or exempted by any direct or indirect taxing authority for any prior taxation or assessment period. If Lessor fails to provide Lessee with an Operating Expense statement by April 1st of any calendar year, or elects not to bill Lessee its share of actualized Operating Expenses, and/or Operating Expenses estimate(s), or estimate increase(s) for any period of time, Lessor's right to bill and collect these charges from Lessee at a later time is not waived.

         4.08. Whether now in force or hereafter in force, Lessee will pay as Additional Rent its share of any duties, levies or fees resulting from any statutes or regulations, or interpretations thereof, enacted by any governing authority which pertains to Lessor's or Lessee's use, ownership, occupancy or alteration of the Premises, Project, or Property, or any part thereof. Lessee's share of such duties or fees will be based on Lessee's Proportionate Share as indicated in Paragraph 1.13, or other equitable method determined by Lessor in its sole discretion. In the event the Property, or any part thereof, shares common Operating Expenses, commonly used areas, land or other items not exclusive to the Property, Lessor shall allocate and bill Lessee its share of any costs and expenses attributable to such sharing on an equitable basis, as determined by Lessor in its sole discretion.

         4.09. In the event Lessee wishes to audit any Lessee rent charge, such a review shall be performed only at a time and location designated solely by Lessor, and only if Lessee is not in Default, as defined in Paragraph 20.02 below at the time of the audit request and/or at any time during the course of the audit. Lessor and Lessee agree that any Lessee audit must be conducted within six (6) months of the date the rent charge becomes due, and if this audit is not conducted within this period of time, Lessee's right to audit is waived, and the rent charge, as originally billed, including all calculations used as the basis for the Base Year or expense stop shall be deemed conclusive and final for all purposes under this Lease.

5.       LATE CHARGES

         Any installment, including any partial installment, of Base Rent, Additional Rent, rent or any other rent charge payable which is not received by Lessor within five (5) days after it becomes due, shall be considered past due, and shall constitute a default per Paragraph 20.02 below and Lessee shall, without the necessity of notification from Lessor, pay Lessor a late charge equal to fifty dollars ($50.00) or ten percent (10%) of the then delinquent amount, whichever is greater. Additionally, a fifty dollar ($50.00) handling fee will be paid to Lessor by Lessee for each bank returned check which return shall constitute a Default, and Lessee will be required to make all future payments to Lessor by money order or cashiers check. The acceptance of late charges and returned check charges by Lessor will in no way constitute a waiver of Lessee's Default with respect to any overdue amount nor prevent Lessor from exercising any of its rights or remedies resulting from such late payment.

6.       SECURITY DEPOSIT

         6.01. Upon Lessee's execution of this Lease, Lessee will deposit with Lessor an initial Security Deposit in the amount specified in Paragraph 1.10 as security for Lessee's full and faithful performance of every provision under this Lease. Lessor will not be required to keep the Security Deposit separate from its general funds and has no obligation or liability for payment of interest thereon (except when required by law). Any time the Base Rent increases during the Lease Term, Lessee will deposit additional monies with Lessor as an addition to the Security Deposit so that the total amount of the Security Deposit will at all times at a minimum bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in Paragraph 1.09. Such additional Security Deposit monies will be due and payable concurrently with the next payment of Base Rent, after receipt of written notice from Lessor of the need to increase this Security Deposit as required by this Paragraph.

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         6.02. In no event will Lessee have the right to apply any part of the
Security Deposit to any amounts payable under the terms of this Lease nor is it a measure of Lessor's damages in event of a Default or Breach by Lessee. If Lessee fails to pay any rent due herein, or otherwise is in Default or in Breach of any provision of this Lease, Lessor may use, apply or retain all or any portion of the Security Deposit for the payment of any amount due Lessor, or to compensate Lessor, for any loss or damage suffered by Lessee's Default or Breach. Within five (5) days after written notification by Lessor, Lessee will pay monies to Lessor sufficient to restore the Security Deposit to the full amount required under this Lease.

         6.03. Within sixty (60) days (or as otherwise prescribed by law) after the expiration or earlier termination of the Lease Term and after Lessee has vacated the Premises, Lessor will return to Lessee that portion of the Security Deposit not used or applied by Lessor to fulfill any and all of Lessee's obligations under this Lease.

         6.04. At any time during the Lease Term, within ten (10) days after written request from Lessor, Lessee shall deliver to Lessor such financial statements as Lessor reasonably requires to verify the net worth of Lessee or any assignee, subtenant, or guarantor of Lessee. In addition, Lessee shall deliver to any lender designated by Lessor any financial statements required by such lender to facilitate the financing or refinancing of the Property. Lessee represents and warrants to Lessor that each financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

7.       USE OF PREMISES; QUIET ENJOYMENT; TRASH

         7.01. The Premises will be used and occupied only for Lessee's Permitted Use, as described in Paragraph 1.07. Lessee agrees it has negotiated its Permitted Use in a fair and reasonable manner and, as so written, the Permitted Use is enforceable for all purposes under this Lease. Further, Lessee expressly waives the right to challenge the validity of its Permitted Use, including but not limited to,, as defined in Paragraph 20. below, challenges which pertain to Default or Breach of this Lease, mitigation of damages, and any and all Transfers under this Lease.

         7.02. Lessee will comply with all conditions and covenants of this Lease, and all applicable governmental agency laws, codes, regulations, ordinances, covenants and restrictions affecting the Property or any part thereof. Lessee will not use or permit the use of the Premises, the Property or any part thereof, in a manner that is unlawful, diminishes the appearance or aesthetic quality of any part of the Property, creates waste or a nuisance, disturbs Lessor, other lessees or any neighboring property occupants, or causes damage to the Property, or any part thereof, or to any neighboring property, persona! property or person. Any animals, excepting guide dogs, on or about the Property or any part thereof are expressly prohibited.

         7.03. Lessor agrees that so long as Lessee performs all of its obligations under the Lease, Lessee's possession, quiet enjoyment and use of the Premises for the term of the Lease will not be disturbed by Lessor, subject only to the provisions of the Lease.

         7.04. Lessor-provided trash receptacles are for the common use of all lessees, however, such receptacles are neither intended for use by any lessee who generates excessive trash, trade or otherwise, nor for trash generated by Lessee off the Premises. In the event of any excessive trash receptacle use by Lessee, as determined by Lessor in its sole discretion, Lessor will have the right to remove such excess trash, charge all costs and expenses attributable to its removal to Lessee, and require Lessee to obtain, at its sole cost and expense, its own trash receptacles, to be placed in a location designated by Lessor for Lessee's specific use. Under no circumstances may any "Hazardous Materials", as defined in Paragraph 14 below, any materials not permitted by law, any materials improperly or illegally handled, stored, contained or released, or any materials which are not permitted by Lessor, as determined in its sole discretion, be disposed of in any trash receptacles located in or about the Property. Lessee will not cause, maintain or permit any outside storage on or about the Property without prior written consent by Lessor, which consent, if given, may be revoked at any time. In the event of any unauthorized outside storage by Lessee, Lessor will have the right, without notice, in addition to such other rights and remedies it may have, to remove any such storage and charge all direct and associated costs and expenses to Lessee.

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8.       PARKING

         All parking will comply with the terms and conditions of this Lease and the parking criteria set forth in Exhibit "D". Unless otherwise stated, Lessee, its employees, agents, contractors, suppliers, invitees and licensees will have a non-exclusive privilege, in conjunction with Lessor, other lessees of the Property. and such other persons as Lessor may designate, to use those parking spaces designated by Lessor for public parking. Vehicles parked in public parking areas will be no larger than full-sized passenger automobiles or pick-up trucks. Larger vehicles, if permitted in writing by Lessor, will be parked, loaded and unloaded in locations designated by Lessor. Lessor reserves the right, without notice to Lessee, to tow away at Lessee's sole cost and expense any vehicles parked in any parking area for any continuous period of 24 hours or more, or earlier if Lessor, in its sole discretion, determines such parking to be a hazard or inconvenience to other lessees or Lessor, upon prior written notice to Lessee, or violates any rules or regulations or posted notices related to parking. Lessor shall not be responsible for enforcing Lessee's parking rights against third parties. From time to time, Lessor reserves the right, upon written notice to Lessee, to change the location, the availability and nature of parking spaces, establish reasonable time limits on parking, and, on an equitable basis, assign specific spaces with or without charge to Lessee as Additional Rent.

9.       UTILITIES

         9.01. SERVICED SPACE: Lessor will provide to the Premises between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday, (other than on New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day) during the Term; and between 9:00 a.m. and 1:00 p.m. Saturday or during any other time periods or days that Lessor may establish or change from time to time:

                  A. Heat, air-conditioning and/or gas as appropriate, electricity and water suitable, in Lessor's opinion, for the Premises. If Lessee uses any utility service in excess of normal office use, which Lessor may determine in its sole discretion, Lessor reserves the right to charge Lessee for such excess use and/or separately meter such service and charge Lessee for all installation costs and expenses.

                  B. Such janitorial services as are, in Lessor's sole discretion, commercially reasonable.

                  C. Elevator service, if the Project is equipped with an elevator, provided twenty-four (24) hours each day, subject to any rules and regulations enacted by Lessor.

         9.02. Lessor shall not be obligated to provide to or for the benefit of the Premises any of the services referred to in the provisions of this paragraph other than during the hours referred to herein. If the Landlord elects in its sole discretion to provide or make available such services other than during such hours, and if the Lessee utilizes any of them, Lessee shall pay to Lessor as Additional Rent the amount from time to time charged by Lessor therefor, as set forth on the written schedule of such charges provided by the Lessor to the Lessee.

         9.03. In the event it is not possible for Lessee to pay directly for any utility service, the utility service may, at Lessor's discretion, be obtained in Lessor's name, and Lessee will pay Lessor, as Additional Rent, Lessor's best estimate of Lessee's share of such utility costs and expenses, Lessor's best estimate will be determined by Lessor in its sole discretion and will be subject to change as Lessor deems necessary. Periodically during the Lease Term, Lessor will compare Lessee's utility estimates to actual utility costs and expenses incurred, and bill or credit, whichever is applicable, Lessee for any difference. Lessor reserves the right to separately meter any such service not so separately metered at Lessee's sole cost and expense at any time during the Lease Term, at which time Lessee shall be directly responsible for payment of such expense directly to the utility service provider, if possible.

         9.04. Lessor will not be liable or deemed in Default or Breach, nor will there be any abatement of rent, for any interruption or reduction of utilities, utility services or telecommunication services. Additionally, Lessee agrees to comply with any energy conservation programs implemented by Lessor by reason of enacted laws or ordinances, or otherwise.

         9.05. Lessor reserves the right, in its sole discretion, to designate, at any time, Lessee's utility equipment and service providers for any utility available for Lessee's use within the Property.

         9.06. By execution of this Lease, Lessee acknowledges it has satisfied itself as to the adequacy of any Lessor owned telephone equipment, if any, and the quantity of telephone lines and service connections to the Building available for Lessee's use, Should Lessee require additional equipment, lines or wiring, beyond the initial installation of the outside line to the building itself, any and all associated costs and expense will be borne directly by Lessee and be subject to the provisions of this Lease and Lessor's written approval. Additionally prior to termination of this Lease, Lessee at its sole cost and expense, will remove all equipment, both above and below the ceiling to the phone closet where applicable, (if required by Lessor), including but not limited to, all lines, wiring and all telephone boards belonging to Lessee and restore the Premises to the same condition as before such installation.

         9.07. Lessee acknowledges and agrees that the number and installation of telephone lines to its Premises, including any telephone, telecommunication or other communication equipment (specifically including any antennas, towers (microwave or otherwise) or other exterior equipment of any nature) which either utilizes telephone or telecommunications equipment or technology or in any other manner affects Lessor's ability to provide telephone or communications facilities to the Project is subject to Lessor's approval, which will not be unreasonably withheld. Additionally, in the event that Lessee wishes additional telephone, telecommunication or other communication lines or access after the date of Lessee's execution of this Lease, no such additional lines or access shall be permitted nor other telephone, telecommunication or communication related equipment installed without first securing the prior written consent of Lessor, which will not be unreasonably withheld. Any telecommunications installation shall be subject to the following:

(1) Lessor shall incur no expense whatsoever with respect to any aspect of Lessee's need for additional access or equipment, including without limitation, the costs of installation, consultants, materials, permits, service, etc.

(2) Prior to the commencement of any work in or about the Building to install such additional access, lines or equipment, Lessee shall agree to abide by such rules and regulations, as solely determined by Lessor.

(3) Lessor reasonably determines that there is sufficient space in the Building for the placement of all of the lines, access and equipment.

(4) Lessee agrees to compensate Lessor the reasonable amount determined by Lessor for space used in the Building for the storage and maintenance of the equipment, if any lies outside the leased Premises, and for all costs that may be incurred by Lessor in arranging for access by the Lessee's personnel, security for Lessee's equipment, and any other such costs as Lessor may expect to incur.

(5) Any other requirements Lessor may deem reasonable.

The refusal of Lessor to consent to any request shall not be deemed a Default or Breach by Lessor of its obligation under this Lease nor be grounds for any termination or offset by Lessee. Lessee agrees that to the extent service by any telephone or communication equipment is interrupted, curtailed, or discontinued, Lessor shall have no obligation or liability with respect thereto and it shall be the sole obligation of Lessee at its expense to obtain substitute service, but only with Lessor's prior written permission, which shall not be unreasonably withheld. Lessor's consent under this section shall not be deemed a warranty or representation by Lessor as to the availability or suitability of the present or future telephone or communications equipment, connections, compatibility or space available for any additional equipment, lines or access. The provisions of this clause may be enforced solely by the Lessee and Lessor, and are not for the benefit of another party, specifically, without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of the Lease.

10.      LESSEE IMPROVEMENTS; LESSEE ALTERATIONS AND MECHANIC'S LIENS

         10.01. Any improvements constructed under this Lease on behalf of Lessee or at Lessee's expense prior to Lessor's initial delivery of the Premises are referred to throughout this Lease as "Lessee Improvements". All Lessee Improvements will be performed in accordance with the terms and conditions outlined in Exhibit "B". Upon substantial completion, as determined by Lessor, of the Lessee Improvements outlined in Exhibit "B", Lessor will be relieved of any further obligation to alter, change, decorate or improve the Premises, or any part thereof.

         10.02. Lessor's prior written consent is required for any: (a) Lessee constructed Lessee Improvements; and (b) any alterations, utility installations, additions, or other improvements made by Lessee, at its sole cost and expense, after Lessor's initial delivery of the Premises (hereafter collectively referred to as Lessee Alterations). Lessors consent will be conditioned upon its approval of. (i) Lessee's contractor(s); (ii) detailed plans and work specifications of Lessee Alterations; and (iii) certificates of insurance from Lessee's contractor(s) for commercial general liability, automobile liability and property damage insurance with limits not less than $2,000,000 / $250,000 / $500,000 respectively endorsed to show Lessor as an additional insured evidencing Lessor's requirement to be notified at least thirty (30) days in advance of any change, expiration or cancellation of any such policies along with proof of a current worker's compensation policy. In addition, Lessee must obtain all approvals and permits required by any and all governmental authorities and provide same to Lessor prior to commencement of any work, and after work commences must comply with all conditions of such approvals and permits and perform work in a prompt and expeditious manner with good and sufficient materials. Lessor also retains the right, as a condition of its consent, to require Lessee to provide Lessor with a lien and completion bond in a form acceptable to Lessor in an amount equal to one and one-half times the estimated cost of Lessee constructed Lessee Improvements and Lessee Alterations and/or require the inclusion of Lessor's non-responsibility language in all contracts in a form approved by Lessor. Lessor shall be entitled to a contract management fee of 15% of the total cost of such construction. Lessee will give Lessor a minimum of fifteen (15) days prior written notice to the commencement of any Lessee constructed Lessee Improvements and Lessee Alterations to allow Lessor sufficient time in which to post notices of non-responsibility or no liability for work then in progress in, on, or about the Premises as provided by law. Upon completion of any improvements, all alterations or additions, Lessee shall deliver to Lessor accurate, reproducible as-built plans of such construction.

         10.03. Lessor's approval of any Lessee constructed Lessee Improvements and Lessee Alterations will not create any liability whatsoever on the part of Lessor. By way of example and without limitation, Lessor's approval of Lessee's plans and work specifications will not create any responsibility or liability on the part of Lessor for their sufficiency, completeness or compliance with any and all governmental laws, codes, regulations, ordinances, covenants and restrictions (including without reservation any and all provisions of the Americans with Disabilities Act of 1990 applicable to the Property, or any part thereof).

         10.04. Lessee will pay when due, all claims for services, labor and materials furnished by, or at the request of Lessee, including any claims which are secured by any mechanic's or materialmen's or other lien against the Property, or any interest therein. Lessee agrees that should any lien be posted on the Property due to work performed, materials furnished, or obligations incurred by Lessee, or its employees, agents, contractors, suppliers, invitees or licensees, Lessee will immediately notify Lessor and proceed to remove such lien. Lessee further acknowledges that it will remain liable to Lessor and indemnify Lessor for any costs and expenses or damages to Lessor or the Property or any interest therein as a result of such lien(s). If Lessee, in good faith, contests the validity of any such lien, claim or demand, Lessee will, at its sole expense, defend and protect itself, Lessor and the Property, or any part thereof. To ensure such protection of Lessor and the Property and any part thereof, Lessor may, at its sole option, require Lessee to provide Lessor with a surety bond satisfactory to Lessor in an amount deemed appropriate by Lessor which will indemnify Lessor against any liability and ensure the Property, or any part thereof, is free from the effect of such a lien or claim. In addition, Lessor may require Lessee to pay all legal fees of Lessor's attorney(s) of choice and any other associated costs and expenses should Lessor decide it is in its best interest to participate in such an action. If Lessee fails to keep the Property, or any part thereof, free from any lien or provide a Lessor approved surety bond, then, in addition to any other rights and remedies available to Lessor, Lessor may take any action necessary to discharge such a lien, including but not limited to, payment to the claimant on whose behalf the lien was filed, and regardless of the corrective action taken by Lessor, Lessee will be liable to Lessor for all costs and expenses of such action to discharge the lien, including, but not limited to, any legal fees and costs.

         10.05. All Lessee Improvements and Lessee Alterations are part of the realty and belong to Lessor. As a condition of Lessor consenting to any Lessee Improvements or Lessee Alterations, Lessor reserves the right, at any time to:
(i) require Lessee to pay an amount determined by Lessor to cover the costs of demolishing part or all of any Lessee Improvements or Lessee Alterations and or the cost of returning the Premises to their condition before any such work commenced (normal wear and tear excepted); or (ii) elect to make Lessee the owner of all or any specified part and, upon termination of this Lease, require Lessee to remove same at its sole cost and expense. The provisions of this Paragraph shall survive the termination of this Lease.

         10.06. Lessee may, without prior written consent of Lessor, make non-structural installations within the Premises of its trade fixtures, equipment, and machinery in conformance with all applicable governing agency laws, codes, regulations, ordinances, covenants and restrictions, and they may be removed upon termination of this Lease provided the Premises are restored to its condition at the commencement of this Lease and no material damage to the Premises will occur. All such installations shall be made by a licensed and bonded contractor, approved by Lessor, with all permits obtained when required by law.

         10.07. Lessor retains the right to construct or permit construction of improvements, and/or Lessee Alterations, for new and existing lessees and to alter any commonly used areas in or about the Property. Notwithstanding anything which may be contained in this Lease, Lessee understands this right of Lessor and agrees that such construction will not be deemed to constitute a Default or a Breach of this Lease by Lessor. Lessee waives any such claims which it might have arising from such construction.

11.      REPAIRS

         11.01. Lessee will, at all times and at its sole cost and expense, keep all parts of the Premises in good order, condition and repair, and all equipment and facilities within or serving the Premises, including but not limited to: windows, glass and plate glass, doors and office entry(s), walls and finish work, floors and floor coverings, plumbing work and fixtures. Lessee will keep the Premises and every part thereof in good order, condition and repair regardless of whether any portion of the Premises requiring repairs, or the means of repairing same are reasonably or readily accessible. Additionally, Lessee shall be obligated to maintain and repair the Premises whether the need for such repairs or maintenance occurs as a result of Lessee's use, any prior use, vandalism, acts of third parties, Force Majeure or the age of the Premises. The standard for comparison of condition will be the condition of the Premises as of the original date of Lessor's delivery of the Premises and failure to meet such standard shall create the need to repair. All Lessee repairs will be made by a licensed and bonded contractor, approved by Lessor, with permits and any other governmental agency approvals and requirements obtained and observed, and conform to all requirements of Paragraph 10.02 herein. Lessor's maintenance and repair obligations are limited to air-conditioning and other equipment, facilities and areas used in common with other lessees, exterior walls, foundations and exterior roofs which Lessor agrees to repair and maintain on behalf of Lessee unless such repairs are due to negligent or intentional acts of Lessee or its employees, agents, contractors, suppliers, invitees or licensees.

         11.02. Lessee expressly waives the benefit of any statute or other legal right now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense. whether by deduction of rent or otherwise, or to terminate this Lease because of Lessor's failure to keep the Property, or any part thereof in good order, condition and repair. If Lessee does not keep the Premises in good order, condition, conforming to and consistent with Lessor-specified standard colors, materials and quality, or fails to make any Lessor required maintenance or repairs, Lessor reserves the right to perform such obligations of Lessee on Lessee's behalf, and Lessee will reimburse Lessor for any direct and indirect costs and expenses incurred immediately upon demand. Failure by Lessee to pay for such costs and expenses within five (5) days of written notification by Lessor is a Breach of this Lease.

12.      INSURANCE

         12.01. Except as expressly provided as Lessee's Permitted Use, or as otherwise consented to by Lessor in writing, Lessee will not do or permit anything to be done within or about the Premises or the Property which will increase the existing rate Of any insurance on any portion of the Property or cause the cancellation of any insurance policy covering any portion of the Property. Lessee will not keep, use or sell, or permit anyone to keep, use or sell, anything in or about the Premises, which may be prohibited by the standard form of fire and other insurance policies. Lessee will, at its sole cost and expense, comply with any requirements of any insurer of Lessor and of Lessee.

         12.02. Lessee agrees to maintain in full force and effect at all times during the Lease Term, at its sole cost and expense, for the protection of Lessee and Lessor, policies of insurance which afford the following coverage.

    (a)  Worker's Compensation              Statutory Requirements
         Employer's Liability               Not less than $1,000,000.00
    (b)  Commercial General Liability       Not less than $1,000,000.00 per occurrence
                                            Not less than $2,000,000.00 aggregate this location

Commercial policies shall insure on an occurrence and not a claims-made basis and cover the Premises, Project and Property. The policy shall cover liability arising from premises, operations, independent contractors, products completed operations, personal injury, advertising injury and liability assumed under an insured contract and not be excess, nor exclude pollution or employment-related practices.

    (c)  Automobile Liability               Not less than $300,000.00 combined single limit
                                            including property damage

    (d) "All Risk" coverage including fire and extended coverage, vandalism, malicious mischief and any other perils normally covered therein. This insurance coverage must be upon the Premises and all property owned by Lessee, for which Lessee is legally liable, or which is made at the expense of or at the request of Lessee, including but not limited to, any Lessee Improvements, Lessee Alterations, furniture, fixtures, equipment, installations and any other personal property of Lessee, in an amount not less than their full replacement, value, and with a deductible not to exceed $1,000.00 per occurrence. All proceeds of this insurance shall only be used for the repair and replacement of property so insured, and Lessee hereby assigns to Lessor all its rights to receive any proceeds of such insurance policies attributable to any Lessee Improvements and Lessee Alterations.

The limits of the insurance coverage required under this Lease will not limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee will be primary to, and non-contributory with Lessor's insurance, and contain cross-liability endorsements and will in addition to the above coverage specifically insure Lessor against any damage or loss that may result either directly or indirectly from any breach or default of Lessee under Paragraph 14 (Hazardous Materials) herein. Any similar insurance carried by Lessor will be considered excess insurance only.

         12.03. Lessee will name Lessor (and, at Lessor's request, any Mortgagee) and each of its officers, subsidiaries, partners, officers, directors, and employees as additional insureds on all insurance policies required of Lessee under this Lease, other than Worker's Compensation and Fire and Extended coverage (except on improvements or alterations to Lessees' Premises for which Lessor shall be named an additional insured). Such insurance policies carried by Lessee will include an express waiver of subrogation by the insurer in favor of Lessor, permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy, and will release Lessor and any of its agents and employees from any claims for damage to any person, to the Property of which the Premises are a part, any existing improvements, etc., Lessee Improvements and Lessee Alterations to the Premises, and to any furniture, fixtures, equipment, installations and any other personal property of Lessee caused by or resulting from, risks which are to be insured against by Lessee under this Lease, regardless of cause, except for grossly negligent or intentional acts by Lessor. Lessee's failure to provide evidence of this required insurance coverage to Lessor shall constitute a Default under this Lease, and Lessee's failure, at any time during the Lease Term, to maintain, in full force and effect, this coverage, as required, shall constitute a Breach under this Lease.

         12.04. Lessee will deliver to Lessor, (and, at Lessor's request any Mortgagee, Assignee or Receiver) simultaneously with its execution of this Lease, (and thereafter at least thirty (30) days prior to expiration, cancellation or change in any Lessor required certificates of insurance), certificates of insurance evidencing, at a minimum, the coverage specified in Paragraph 12.02. All insurance required hereunder will be with companies licensed and authorized to do business in the state in which the Property is located and holding a "General Policyholders Rating" of "A -, VII" or better, as set forth in the most current Best's Insurance Guide.

         12.05. Lessor will secure and maintain, at Lessee's expense, insurance coverage in such limits as Lessor may deem reasonable in its sole judgment to afford Lessor adequate protection. Lessor's coverage, where applicable, will contain an express waiver of subrogation.

         12.06. Lessor makes no representation that the insurance policies and coverage amounts specified to be carried by Lessee or Lessor under the terms of this Lease are adequate to protect Lessee, and in the event Lessee believes that such insurance is insufficient, Lessee will provide, at its own expense, such additional insurance as Lessee deems adequate.

         12.07. As to any insurance proceeds received by Lessor, such proceeds shall for all purposes be deemed Lessor's sole property, free from any claims of Lessee, and unless otherwise stated, available for Lessor's exclusive use as it may alone determine in the exercise of its sole discretion.

13.      INDEMNIFICATION AND WAIVER OF CLAIMS

         Lessee waives all claims against Lessor for any damage to any property in or about the Property and for injury to any persons, including death resulting therefrom, regardless of cause or time of occurrence. Lessee will indemnify, protect, defend and hold harmless Lessor from and against all claims, losses, damages, costs, expenses and liabilities, including legal fees, arising out of, involving, or in connection with Lessee's occupancy of the Premises, presence on the Property, the conducting of Lessee's business and any act, omission or neglect of Lessee, its agents, contractors, employees, suppliers, licensees or invitees except for any damage or injury which is the direct result of the gross or intentional acts by Lessor, its agents, contractors, employees, suppliers, licensees or invitees. In the event any action or proceeding is brought against Lessor, its agents, contractors, employees, suppliers, licensees or invitees, by reason of the foregoing, Lessee, upon notice by Lessor, will defend Lessor, its agents, contractors, employees, suppliers, licensees or invitees, at Lessee's sole cost and expense, and by counsel reasonably satisfactory to Lessor.

14.      HAZARDOUS MATERIALS

         14.01. For purposes of this Lease, "Hazardous Materials" will mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Property, now or in the future, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Property, or any part thereof; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental authority or third party. Hazardous Materials will include, but not be limited to, solvents, petrochemical products, flammable materials, explosives, asbestos, urea formaldehyde, PCB's, chlorofluorocarbons, freon or radioactive materials. Lessor, however, grants Lessee permission to keep small amounts of materials or substances in the Premises which are necessary for Lessee's normal business operations. Lessee agrees to provide Lessor, prior to its occupancy of the Premises, a list of all materials and substances, their locations within the Premises, and methods of storage. Lessee further agrees to comply with all future requests for information by Lessor including but not limited to copies of all applicable Material Safety Data Sheets (MSDS sheets).

         14.02. Lessee will not cause or permit any Hazardous Materials to be brought upon, kept, stored, discharged, released or used in, under or about any portion of the Property by itself, its agents, employees, contractors, subcontractors, licensees or invitees, without the prior written consent of Lessor, and Lessor's consent will be in its sole discretion. Should Lessor grant such consent, Lessee shall: (1) use such Hazardous Material only as is reasonably necessary to Lessee's business, in small, properly labeled quantities; 2) handle, use, keep, store, and dispose of such Hazardous Material using the highest accepted industry standards and in compliance with all applicable regulatory agencies and governmental Hazardous Materials requirements; (3) maintain at all times with Lessor a copy of the most current MSDS sheet for each such Hazardous Material; and (4) comply with such other rules and requirements Lessor may from time to time impose.

         14.03. Should Lessor give Lessee its consent to bring on or about the Property any Hazardous Materials, Lessee will comply with all federal, state and local laws, ordinances, and rules and regulations relating to Hazardous Materials, including but not limited to, current rules and regulations or levels and standards as set from time to time by the Environmental Protection Agency, the U. S. Occupational Safety and Health Administration, or any other governmental agency. It is not necessary that any presence or contamination of the Premises reflect any government mandated threshold or quantity in order for Lessor to take any action under this Paragraph 14.

         14.04. Upon expiration or earlier termination of this Lease, Lessee will, at Lessee's sole cost and expense, cause all Hazardous Materials brought on the Property by Lessee, its agents, contractors, employees, suppliers, licensees or invitees, to be removed from the Property in compliance with any and all applicable Hazardous Material disposal laws. If Lessee or its agents, contractors, employees, suppliers, licensees or invitees, violates the provisions of this Paragraph 14, or performs any act or omission, or contaminates, or expands the scope of contamination of the Premises, the Property, or any part thereof, the underlying groundwater, or any property adjacent to Lessor's Property, then Lessee will promptly, at Lessee's expense, take all investigatory and/or remedial action (collectively called "Remediation") that is necessary to clean up, remove and dispose of such Hazardous Materials and any contamination so caused in compliance with any applicable Hazardous Material laws and regulations. Lessee will also repair any damage to the Premises and any other affected portion(s) of the Property caused by such Hazardous Material presence, investigation and Remediation.

         14.05. With respect to any Remediation of the Premises, the Property or any portion thereof, Lessee will provide Lessor with written notice of Lessee's intended Remediation, including Lessee's method, time and procedure of Remediation, and Lessor will have the right to require reasonable changes in such method, time or procedure before Lessee commences any such work. Lessee will not commence any Remediation of Hazardous Materials in any way connected with the Property, or any portion thereof, without first notifying Lessor, in writing, of Lessee's- intention to do so and affording Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's interest.

         14.06. Lessee will immediately notify Lessor in writing of any governmental or regulatory action threatened, any claim, demand, or complaint made or threatened by any person against Lessee or any portion of the Property relating to damage, contribution, cost recovery compensation, or loss or injury resulting from any Hazardous Materials, and any report made to any governmental authority arising out of any Hazardous Materials on, or removed from, the Property or any portion thereof. Lessor retains the right to join and participate, as a party, in any legal actions affecting the Property or any portion thereof initiated in connection with Hazardous Materials laws.

         14.07. Lessee will indemnify, protect, defend and forever hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, the Property, or any portion thereof, harmless from any and all damages, losses, liabilities, judgments, penalties, claims, obligations, attorneys' and consultants' fees and any other costs and expenses arising out of any failure of Lessee, its agents, contractors, employees, suppliers, licensees or invitees to observe any covenants of this Paragraph 14 of this Lease. Noncompliance by Lessee with any provisions of this Paragraph 14 shall constitute a Breach under this Lease, and all provisions of this Paragraph 14 shall survive any termination of this Lease.

15.      AUCTIONS AND SIGNS

         15.01. Lessee will not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction on or about the Property, without having the express written consent of Lessor, and Lessor will not be obligated to exercise any standard of reasonableness in determining whether or not to grant such consent. Should Lessor grant such consent, Lessee will comply with any requirements of Lessor and any applicable laws governing such an auction.

         15.02. Lessee will not place any Signage on or about the Property, or on any part thereof, without the prior written consent of Lessor, which Lessor may withhold in its sole discretion. All approved Lessee Signage will comply with the terms and conditions of this Lease and the sign criteria set forth in Exhibit "C" and Exhibit "D", or other criteria which Lessor may establish from time to time. Non-compliance with any of the provisions of this Paragraph 15, Exhibit "C" or Exhibit "D" shall constitute a Default under this Lease.

16.      LESSOR'S ACCESS

         16.01. Lessor, its agents, contractors, consultants, servants and employees, will have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times to (a) examine the Premises; (b) perform any obligation to or exercise any right or remedy of Lessor under this Lease; (c) make repairs, alterations, improvements or additions to the Premises or to other portions of the Property as Lessor deems necessary or desirable; (d) perform work necessary to comply with laws, ordinances, rules or regulations of any governing authority or insurance underwriter; (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease or by law;
(f) show, at reasonable times, Lessee's Premises to prospective lessees; (g) post on or about the Premises any ordinary "For Lease" signs during the last sixty (60) days of the Lease Term; and (h) perform work at Lessee's sole cost that Lessor deems necessary to prevent waste or deterioration of the Premises should Lessee fail to commence to make, and diligently pursue to completion, its required repairs.

         16.02. For each of the purposes described in Paragraph 16.01 above, Lessor will at all times have and retain any necessary keys with which to unlock all doors in, upon and about the Premises, excluding Lessee's vaults and safes. Lessee will not alter any lock or install new or additional locks or bolts on any door in or about the Premises without obtaining Lessor's prior written approval and will, in each event, furnish Lessor with a new key. All access activities of Lessor will be without abatement of rent or liability on the part of Lessor.

17.      ABANDONMENT

         Lessee will not vacate or abandon the Premises, or permit the Premises to remain unoccupied for any period longer than fifteen (15) consecutive days any time during the Lease Term. If Lessee abandons, vacates or surrenders the Premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Lessee left in or about the Premises will, at the option of Lessor, be deemed abandoned and may be disposed of by Lessor.

18.      DAMAGE OR DESTRUCTION

         18.01. If the Premises, or any portion of the Property, is damaged or destroyed by fire or other casualty, Lessee will immediately give written notice to Lessor of the casualty and Lessor will promptly repair the damage as set forth in Paragraph 18.03 unless Lessor has the right to terminate this Lease as provided in Paragraphs 18.02 and 18.04, and Lessor elects to so terminate.

         18.02. If Lessee, or its agents, contractors, employees, suppliers, licensees or invitees is not the cause of the casualty, Lessor will have the right, but not the obligation, to terminate this Lease following a casualty if any of the following occurs: (i) insurance proceeds (excluding Lessor's deductible and including Lessee's deductible) together with any additional monies Lessee elects, at its option, to contribute are not available to Lessor to pay one hundred percent (100%) of the cost to fully repair the damage; (ii) Lessor determines that the Premises cannot, with reasonable diligence, within six (6) months after Lessor obtains knowledge of the casualty, be fully repaired by Lessor or cannot be safely repaired because of the presence of hazardous factors and conditions, including but not limited to, Hazardous Materials, earthquakes, utility outages and any other similar dangers; (iii) the Premises are damaged or destroyed within the last twelve (12) months of the Lease Term;
(iv) the building within which the Premises is located, or any other portion of the Property, is damaged or destroyed and Lessor (as determined in its sole discretion) cannot reasonably complete such repair within six (6) months of Lessor obtaining knowledge of the casualty; (v) Lessee is in Default or Breach of this Lease at the time of the casualty; or (vi) Lessor would be required under Paragraph 18.05 to abate or reduce Lessee's rent for a period in excess of six (6) months if the repairs were undertaken. If Lessor elects to terminate this Lease pursuant to this Paragraph 18.02, Lessor will give Lessee written notice of this election, and fifteen (15) days after Lessee's receipt of such notice, this Lease will terminate. If Lessor elects to terminate this Lease, subject to the rights of any mortgagee, Lessor will be entitled to retain all applicable Lessee insurance proceeds excepting those attributable to Lessee's furniture, fixtures, equipment, installations, and any other personal property.

         18.03. If Lessee, or its agents, contractors, employees, suppliers, licensees or invitees is not the cause of the casualty, and Lessor elects not to terminate this Lease, this Lease will remain in full force and effect, and Lessor will, within ten (10) days after receipt of all applicable insurance proceeds and monies required to fully repair 100% of the Premises, begin the process of obtaining all necessary permits and approvals, and upon receipt thereof, diligently pursue the repair through completion.

         18.04. If Lessee, or its agents, contractors, employees, suppliers, licensees or invitees is the cause of the casualty, or any portion thereof, Lessor may elect any of the following: (i) to continue this Lease in full force and effect; (ii) to make Lessor or Lessee, as determined in Lessor's sole discretion, responsible for the completion of all, or any portion, of the repairs necessitated by the casualty, and all such repairs shall be at Lessee's sole cost and expense; and/or (iii) terminate this Lease with fifteen (15) days written notice and retain all applicable Lessee insurance proceeds excepting those specifically attributable to Lessee's furniture, fixtures, equipment, installations, and other personal property. No election by Lessor of any remedy hereunder shall be deemed to be a limitation on Lessee's liability

         18.05. If Lessor elects not to terminate this Lease, during the period of repair, Lessee's rent will be temporarily abated or reduced in proportion to the degree to which Lessee's use of the Premises is impaired, as determined by Lessor in its sole discretion, beginning the date Lessor obtains knowledge of the casualty and ending on the date all repairs affecting Lessee's use of the Premises are substantially completed, as determined by Lessor in its sole discretion. However, the total amount of such rent abatement or reduction shall not exceed the total amount of insurance proceeds, directly attributable to Lessee's Premises, Lessor may receive from any rental loss insurance coverage it may carry free from any claim of Lessee. Except for the abatement of rent as herein described, Lessee will not be entitled to any compensation or damages for the loss of or interference with Lessee's personal property (including but not limited to, furniture, fixtures, equipment, and installations), or existing improvements of the Premises, Lessee Improvements, Lessee Alterations or any other improvements on or about any portion of the Property, or business, or use, or access to all or any part of the Premises or the Property resulting from such damage, destruction or repair, including but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Lessee. In no event, however, will Lessor be responsible for any abatement of rent if Lessee, or its agents, contractors, employees, suppliers, licensees or invitees is the cause of the casualty, or any part thereof.

19.      TRANSFER (ASSIGNMENT/SUBLETTING)

         19.01. Lessee will not assign, sell, mortgage, encumber, convey, pledge, sublet or otherwise transfer all or any part of Lessee's right or interest in this Lease, or allow any other person or entity to occupy or use all or any part of the Premises (collectively called "Transfer") without first obtaining the written consent of Lessor. The following shall be deemed a "Transfer" for purposes of this section: (i) a request by Lessee for an entity other than itself to become Lessee hereunder by merger, consolidation, or other reorganization; a transfer of any ownership interest in Lessee (unless Lessee is an entity whose stock is publicly traded) so as to result in a change in the current control of Lessee; (ii) a grant of a license, concession, or other right of occupancy of any portion of the Premises, or (iii) the use of the Premises by any party other than Lessee. Should Lessee desire a Transfer, Lessee will notify Lessor in writing of: (i) Lessee's intent to Transfer; (ii) the name of the proposed transferee; (iii) the nature of the proposed transferee's business to be conducted on the Premises; (iv) the terms and provisions of the proposed Transfer, and (v) any other information Lessor may reasonably request concerning the proposed Transfer; including but not limited to, a statement of net worth, financial statements covering a specified period of time, environmental reports and a completed environmental questionnaire supplied by Lessor.

         19.02. Lessee agrees, by way of example and without limitation, that Lessor may withhold its consent to a proposed Transfer if Lessor in its reasonable judgment determines that the proposed transferee: (a) is of a character or is engaged in a business which is not in keeping with Lessor's standards for the Property, as determined solely by Lessor; (b) has a use which conflicts with a provision of this Lease or proposes an unacceptable risk to Lessor, as determined by Lessor; (c) does not meet the then current financial standards required by Lessor; (d) has been required by any prior lessor, lender or governmental authority to take a remedial action in connection with Hazardous Materials contaminating a property; (e) is unacceptable because Lessee is in Default or Breach under this Lease at the time of the request for Transfer or as of the effective date of the Transfer. Notwithstanding the foregoing, Lessee's right to a Transfer is subject to Lessor's approval of Lessee's financial condition at the time the Transfer is requested by Lessee.

         19.03. In the event Lessor consents to a Transfer, the Transfer will not be effective until Lessor is in receipt of a fully executed agreement to Transfer, in a form and of substance acceptable to Lessor, and a Transfer fee of two hundred and fifty dollars ($250.00) which shall represent Lessee's minimum liability for such service. The receipt and cashing of any check by Lessor wherein such check is in a name other than that of Lessee will not constitute a Transfer. Lessor also reserves the right to collect any rents due under this Lease directly from the transferee, and such direct collection will not constitute recognition of the transferee as Lessee or release Lessee or any guarantor of Lessee from any of its obligations under this Lease. Any consideration received by Lessee in excess of Lessee's Base Rent (including additional rent) as a result of a Lessor approved transfer shall be due and payable to Lessor and any rights of first refusal, options or expansions under the original lease shall be null and void.

         19.04. Lessor may, within thirty (30) days after submission of Lessee's written request for Lessor's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Lessor cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises, and Lessee shall pay to Lessor all Base Rent and other amounts accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and all brokerage commissions paid or payable by Lessor in connection with this Lease that are allocable to such portion of the Premises. Thereafter, Lessor may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Lessee.

         19.05. If Lessor has not agreed in writing to a Transfer within thirty
(30) days of Lessee's request hereunder, Lessor will be deemed to have rejected Lessee's request.

20.      DEFAULT AND BREACH

         20.01. Lessee's performance of each of Lessee's obligations under this Lease is a condition as well as a covenant. Lessee's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions. Lessee's failure to perform any of its obligations shall put it in Default or Breach under this Lease.

         20.02. A "Default" is a failure to fulfill any terms, conditions, covenants or rules under this Lease. A "Breach" is a Default which has no cure period, stated or otherwise, or a Default which is not cured within the stated cure period provided under this Lease or set by Lessor. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach, $250.00 is a reasonable minimum sum to charge Lessee as Additional Rent to cover Lessor's legal preparation and service costs. Unless otherwise stated in this Lease, Lessee will be in Breach if at any time during the Lease
Term:

         (a) Lessee fails to make any payment of Base Rent, Additional Rent, or any other monetary payment required to be made by Lessee herein and Lessee does not cure such failure within three (3) days after receipt of Lessor's written notice to Lessee.

         (b) Lessee fails to provide Lessor with proof of insurance or performance or surety bond as required under this Lease; and Lessee does not cure such failure within three (3) days after Lessor's written notice to Lessee.

         (c) Lessee, at any time during the Lease Term, fails to maintain, in full force and effect, its required insurance coverage.

         (d) Lessee fails to ensure that life and property are not endangered, as determined by Lessor in its sole discretion.

         (e) Lessee vacates the Premises without the intention to reoccupy same, or abandons the Premises as further described in Paragraph 17.

         (f) Lessee fails to observe, perform or comply with any of the non-monetary terms, covenants, conditions, provisions or rules and regulations applicable to Lessee under this Lease and such failure is curable, in the sole opinion of Lessor, and then is not cured within ten (10) days after Lessor's written notice to Lessee; provided, however, that if the nature of Lessee's obligation is such that more than ten (10) days are required for performance, then Lessee will not be in Breach if Lessee commences performance within such ten (10) day period and thereafter diligently, in Lessor's sole opinion, pursues such cure to completion.

         (g) Lessor discovers that any financial statement of Lessee or of any guarantor of this Lease given to Lessor, was materially false.

         (h) Lessee makes any general arrangement or assignment for the benefit of creditors, becomes a "debtor" as defined in 11 U.
                  S. Code Section 101 or any successor statute, has substantially all it assets located at the Premises or its interest in this Lease appointed to a receiver or trustee, indicates in Lessors reasonable opinion an inability to pay its debts or obligations as they occur, has an attachment, or execution or other judicial seizure of substantially all of its assets located at the Property or its interest in this Lease.

         (i) Lessee is in Breach of any other term or condition of this Lease.

21.      REMEDIES OF LESSOR

         21.01. If Lessee fails to perform any duty or obligation of Lessee under this Lease, Lessor may at its option perform any such duty or obligation on Lessee's behalf. The costs and expenses of any such performance by Lessor will be immediately due and payable by Lessee upon receipt from Lessor of the reimbursement amount required. In the event of a Breach of this Lease by Lessee as defined in Paragraph 20.02, with or without notice or demand, and without limiting any other of Lessor's rights or remedies, Lessor may:

         (a) Terminate Lessee's right to possession of the Premises, in which case this Lease will terminate and Lessee will immediately surrender possession of the Premises to Lessor. Lessor reserves all right and remedies available to it pursuant to the terms and conditions of this Lease as well as under state law (whether by terms of this Lease or otherwise). Lessee hereby grants Lessor the full and free right to enter the Premises with process of law. Lessee releases Lessor of any liability for any damage resulting therefrom and waives any right to claim damage for such re-entry. Lessee also agrees that Lessor's right to re-lease or any other right given to Lessor as a consequence of Lessee's breach hereunder or by operation of law is not relinquished. On such termination, Lessor will be entitled to recover from Lessee:
                  (i) the worth at the time of the award of the unpaid rent which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid rents which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been avoided; (iii) the worth at the time of the award of the amount by which the unpaid rents for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period that Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the damage proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would likely result therefrom, including but not limited to, all costs and expenses attributable to recovering possession of the Premises, reletting expenses (including the costs and expenses of any necessary repairs, renovations and alterations to the Premises), costs of carrying the Premises (including but not limited to, Lessor's payment of real property taxes and insurance premiums), actual legal fees and associated costs and expenses, any unearned brokerage commissions paid in connection with this Lease, any unamortized Lessee Improvements, and reimbursement of any deferred rent or other Lease execution inducement.

         (b) Continue the Lease and Lessee's right to possession and recover rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Premises, removal or storage of Lessee's personal property or the appointment of a receiver to protect Lessor's interest under this Lease, will not constitute a termination of Lessee's right to possession. Lessor agrees to make reasonable efforts to mitigate its damages provided however, Lessor shall not be required to relet any or all of the Premises prior to leasing other vacant space on the Project, nor shall Lessor be required to accept a tenant of lesser financial quality than Lessee was as of the commencement date of this Lease.

         (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State wherein the Premises are located.

         21.02. In the event of bankruptcy of Lessee, or if Lessee becomes a debtor as defined under the Bankruptcy Code, Lessee assigns to Lessor all its rights, title and interest in the Premises as security for its obligations under this Lease. The expiration or termination of this Lease, and/or the termination of Lessee's right to possession, will not relieve Lessee from any liability accruing during Lessee's Lease Term or by reason of Lessee's occupancy of the Premises. Any efforts by Lessor to mitigate the damages caused by Lessee's Breach of this Lease will not waive Lessor's right to recover damages.

         21.03. The "worth at the time of award" referred to in 21.01(a) (i) and 21.01(a) (ii) will additionally include interest computed by allowing interest at the maximum rate allowed by law. The "worth at the time of award" referred to in 21.01(a) (iii) will be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco in effect at the time of award, plus one percent (1 %).

         21.04. No right or remedy conferred upon or reserved to Lessor in this Lease is intended to be exclusive of any right or remedy granted to Lessor by statute or common law, and each and every such right and remedy will be cumulative.

22.      ARBITRATION

         In the event any dispute arises regarding matters occurring before, during or after the term of this agreement, the parties agree that in lieu Of judicial proceedings, the matter shall be submitted to arbitration, and if not otherwise resolved, arbitrated in accordance with the rules of the American Arbitration Association, in a venue nearest to the location of the Leased Premises. The Lessor and Lessee further agree that such requirement of arbitration shall not be limited to contractual disputes alone, but shall pertain to any dispute between Lessor and Lessee, whether arising from contract, tort, in equity, under statute or administrative resolution, or any other legal basis. This agreement to arbitrate shall not, however, prohibit Lessor from exercising its statutory and/or common law rights to proceed against Lessee for possession of the Premises and damages related thereto, in the nature of unlawful detainer, ejectment, or any other similar summary proceeding.

23.      SURRENDER OF LEASE NOT MERGER

         Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation of this Lease, or the termination of this Lease by Lessor due to a Breach by Lessee, will not work as a merger, and will, at the option of Lessor, terminate all or any Transfer of the Premises or operate as a Transfer to Lessor of any or all such Transfers.

24.      PROFESSIONAL FEES, COSTS AND EXPENSES

         24.01. In the event that any party to this Lease initiates an action or proceeding to enforce the terms of this Lease or to declare the rights of a party to this Lease, the prevailing party will be entitled to all actual costs and expenses, including but not limited to, all fees and Costs and expenses of appraisers, experts, accountants and attorneys, which obligations shall be deemed to have accrued as of the commencement date of such action or proceeding. Should Lessor be named as a defendant in any legal action or proceeding brought against Lessee in connection with, or arising out of, Lessee's occupancy within the Property, Lessee will pay to Lessor all of Lessors actual costs and expenses incurred, including its legal fees. Attorneys' fees will not be computed in accordance with any court fee schedule, but will be the actual amount of any fees incurred.

         24.02. If Lessor utilizes the services of any attorney with regard to Lessee's occupancy or tenancy under this Lease, Lessor will be entitled to reimbursement by Lessee of its legal fees, and all other costs and expenses, whether or not a legal action is commenced by Lessor.

25.      CONDEMNATION

         If any portion of the Premises or any portion of the Building in which the Premises is located, or any portion of the Property which would substantially interfere with Lessor's ownership, or Lessor's or Lessee's ability to conduct business is taken for any public or quasi-public purpose by any governmental authority, including but not limited to, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking, Lessor, at its option, may terminate this Lease without recourse by Lessee. Any award for such taking or payment made under such threat of exercise of such power will be the property of Lessor, whether such award be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; however, Lessee will be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses. If this Lease is not terminated, Lessor will promptly proceed to restore the Premises and/or any portion of the Property used in common by all lessees to substantially the same condition as prior to such taking allowing for any reasonable effects of such taking. Should a partial taking directly affect a portion of Lessee's Premises and Lessor does not exercise its right to terminate this Lease, Lessor will make an appropriate allowance to Lessee for the rent corresponding to the term during which, and to the part of the Premises which, Lessee is deprived on account of such taking and restoration.

26.      RULES AND REGULATIONS

         Lessee agrees to abide by, keep and observe all rules and regulations Lessor has set forth in Exhibit "D". Lessor reserves the right to modify and amend them upon prior written notice to Lessee as it deems necessary and will not be responsible to Lessee for any nonperformance by any other lessee, occupant or invitee of the Property of any said rules and regulations. Violation by Lessee, its employees, agents, contractors, suppliers, invitees or licensees will be deemed a Default under this Lease.

27.      ESTOPPEL CERTIFICATE

         Lessee will execute and deliver, in a form prepared by Lessor, to Lessor within ten (10) days after written receipt of notice from Lessor, a written statement certifying: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification),-
(ii) the date to which rent and any other charges are paid in advance, if any;
(iii) acknowledgment that there are not, to Lessee's knowledge, any uncured Defaults on the part of Lessor, or stating the nature of any uncured Defaults;
(iv) the current Base Rent amount and the amount and form of the Security Deposit on deposit with Lessor; and (v) any other information as Lessor, Lessor's agents, mortgagees and prospective purchasers may reasonably request, including but not limited to, any requested information regarding Hazardous Materials. Lessee's failure to deliver such statement within ten (10) days of its receipt will be deemed as Lessee's conclusive confirmation that: (1) this Lease (including specifically the Base Rent, Additional Rent and Lease Term) is in full force and effect and without modification except as may be represented by Lessor; (2) neither Lessor nor Lessee are in Default under the Lease; and (3) not more than one (1) month's rent charges, if any, are paid in advance. Such failure shall be deemed, at Lessor's option, a Breach of this Lease.

28.      SALE BY LESSOR

         Upon the sale or any other conveyance by Lessor of the Property, or any portion thereof, Lessor will be relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease or arising out of any act, encumbrance, occurrence or omission occurring after the date of such conveyance.

29.      NOTICES

         All written communications and notices required under this Lease shall be considered sufficiently given and served if sent to: 1) Lessee by U. S. mail (First Class, postage prepaid), personal delivery or by other reasonable method (including posting on or about the Premises), unless otherwise required by law, to the address indicated in Paragraph 1.05 and shall be deemed received three
(3) days after such mailing, personal delivery or posting; 2) Lessor by U. S. mail (First Class, postage prepaid), registered or certified (unless otherwise required by law) to the address indicated in Paragraph 1.06 and shall be deemed received five (5) days after such mailing; and 3) Lessee by facsimile or overnight delivery and shall be deemed received twenty-four (24) hours after transmission of such facsimile or placement in an overnight depository. At any time during the Lease Term, Lessor or Lessee may specify a different Notice Address by providing written notification to the other.

30.      WAIVER

         No waiver by Lessor of a Default or Breach of any term, covenant or condition of this Lease by Lessee, will be deemed a waiver of any other term, covenant or condition of this Lease, or of any subsequent Default or Breach of Lessee of the same or any other term, covenant or condition of this Lease, nor will any delay or omission by Lessor to seek a remedy for any Lessee Default or Breach of this Lease be deemed a waiver by Lessor of its remedies or rights with respect to such, Default or Breach. Additionally, regardless of Lessors knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor whether on account of monies or damages due Lessor, or otherwise, will not constitute a waiver by Lessor of any Default or Breach by Lessee.

31.      LESSEE'S INTENT; HOLDOVER

         Unless otherwise specified in this Lease, Lessee will give Lessor, not less than ninety (90) days prior to the expiration date of this Lease Term, written notice of its intent to remain or vacate the Premises on the expiration date of this Lease. If Lessee remains in possession of all or any part of the Premises with Lessor's written consent after the expiration of the Lease Term, such possession will constitute a month-to-month tenancy, which may be terminated by either Lessor or Lessee with thirty (30) days written notice and will not constitute a renewal or extension of the Lease Term. If Lessee remains in possession after the Lease Term without Lessor's written permission, such possession will constitute a tenancy-at-will terminable upon forty-eight (48) hour notice by either Lessee or Lessor and will not constitute a renewal or extension of the Lease Term. In the event of a month-to-month tenancy or tenancy-at-will, Lessee's Base Rent will be two hundred percent (200%) of the Base Rent payable during the last month of the Lease Term, and any other sums due under this Lease will be payable in the amounts and at the times specified in this Lease and all options, rights of refusal, expansions and/or renewals shall be null and void. Such tenancy will be subject to every other term, condition and covenant contained in this Lease.

32.      RELOCATION OF THE PREMISES

         Lessor may, at any time during the Lease Term, relocate Lessee to substantially comparable space within the Project. Lessor will give Lessee a written notice of its intention to relocate the Premises and Lessee will complete such relocation within the thirty (30) days after receipt of such written notice. Lessor shall pay all reasonable costs and expenses of such relocation (excluding any Lessee owned telecommunication equipment, lines, boards and wiring which Lessee must bear the cost of relocating and installing), and the terms and conditions of the Lease will remain in full force and effect except for any actual adjustments in square footage, Base Rent, or Lessee's Proportionate Share that may result from such relocation. If the space to which Lessor proposes to relocate the Lessee are not substantially the same in configuration and finishout as those of the Premises, or if the Base Rent of the new space is not substantially the same as the prior Base Rent, Lessee may so notify Lessor, and if Lessor fails to offer other space satisfactory to Lessee, Lessee may terminate this Lease effective as of the thirtieth (30th) day after Lessor's initial notice.

33.      DEFAULT BY LESSOR; LIMITATION OF LIABILITY; REAL ESTATE INVESTMENT
         TRUST

         33.01. In the event Lessor is deemed in Default or Breach in the performance of any obligation required to be performed under this Lease, Lessee will notify Lessor in writing, pursuant to the provisions of Paragraph 29, of Lessor's Default or Breach at Lessor's Notice Address as specified in Paragraph 1.06, and within thirty (30) days of receipt of such notice, Lessor will commence to make a good faith effort to cure the Default or Breach and in a diligent and prudent manner continue to do so until completion.

         33.02. The obligations of Lessor under this Lease shall be binding only on Lessor and not upon any of the individual partners, investors, trustees, directors, officers, employees, agents, shareholders, advisors or managers of Lessor in their individual capacities, and with respect to any obligations of Lessor to Lessee, Lessee's sole and exclusive remedy shall be against Lessor.

         33.03. In consideration of the benefits accruing hereunder, Lessee on behalf of itself and all of its Transferees covenants and agrees that, in the event of any actual or alleged failure, Default or Breach of this Lease by Lessor, Lessee's recourse against Lessor for any monetary damages will be limited to the lesser of Lessor's interest in the Property including, subject to the prior rights of any mortgagee, Lessors interest in the rents of the Property, or Lessor's equity interest in the Property if the Property were encumbered by debt in an amount equal to eighty percent (80%) of its value of the Property as of the initial date Lessee notifies Lessor of the actual or alleged failure, Default or Breach, and any insurance proceeds payable to Lessor. Any action by Lessee will be limited to actual damage only and will not, under any circumstances, include future profits or consequential damages.

         33.04. If Lessor is a real estate investment trust, and if Lessor in good faith determines that its status as a real estate investment trust under the applicable provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Lessor may require reasonable amendments to this Lease and Lessee shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not in any way, (i) increase the obligations of Lessee under this Lease or (ii) adversely affect any rights or benefits to Lessee under this Lease. Lessor shall pay all reasonable costs incurred by Lessee, including without limitation, legal fees incurred for reviewing any such proposed modifications.

34.      SUBORDINATION

         Without the necessity of any additional document being executed by Lessee for the purposes of effecting a subordination, and at the election of Lessor or any mortgagee or any ground lessor with respect to the land of which the Premises are a part, this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Property and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Property, ground leases or underlying leases, or Lessor's interest or estate in any of said items is specified as security. Lessor or any mortgagee or ground lessor will have the right, at its election, to subordinate or cause to be subordinated any ground lessee or underlying leases or any such liens to this Lease. If Lessor's interest in the Premises is acquired by any ground lessor or mortgagee, or in the event any proceedings are brought for the foreclosure of, or in the event of exercise of power of sale under, any mortgage or deed of trust made by Lessor covering the Premises, or in the event a conveyance in lieu of foreclosure is made for any reason, Lessee will, notwithstanding any subordination and upon the request of such successor in interest to Lessor, attorn to and become the Lessee of the successor in interest to Lessor and recognize such successor in interest as the Lessor under this Lease. Lessee acknowledges that although this Paragraph 34 is self-executing, Lessee covenants and agrees to execute and deliver, upon demand by Lessor and in the form requested by Lessor, or any other mortgagee or ground lessor, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Lessee's failure to timely execute and deliver such additional documents will, at Lessor's option, constitute a Breach of this Lease.

35.      FORCE MAJEURE

         Lessor will have no liability to Lessee, nor will Lessee have any right to terminate this Lease or abate rent or assert a claim of partial or constructive eviction, because of Lessor's failure to perform any of its obligations under this Lease if the failure is due in part or in full to reasons beyond Lessor's reasonable control. Such reasons will include but not be limited to: strike, other labor trouble, fuel, labor or supply shortages, utility failure or defect, the inability to obtain any necessary governmental permit or approval (including building permits and certificates of occupancy), war, riot, mandatory or prohibitive injunction issued in connection with the enforcement of the Americans with Disabilities Act of 1990, civil insurrection, accidents, acts of God, any governmental preemption in connection with a national emergency or any other cause, whether similar or dissimilar, which is beyond the reasonable control of Lessor. If this Lease specifies a time period for performance of an obligation by Lessor, that time period will be extended by the period of any delay in Lessor's performance caused by such events as described herein.

36.      MISCELLANEOUS PROVISIONS

         36.01. Whenever the context of this Lease requires, the neuter, the masculine and the feminine gender shall include the other, and the word person shall include partnership or corporation or joint venture, and the singular shall include the plural and the plural shall include the singular.

         36.02. If more than one person or entity is Lessee, the obligations imposed on each such person or entity will be joint and several.

         36.03. The captions and headings of this Lease are used for the purpose of convenience only and shall not be construed to interpret, limit or extend the meaning of any part of this Lease.

         36.04. This Lease contains all of the agreements and conditions made between Lessor and Lessee and may not be modified in any manner other than by a written agreement signed by both Lessor and Lessee. Any statements, promises, agreements, warranties or representations, whether oral or written, not expressly contained herein will in no way bind either Lessor or Lessee, and Lessor and Lessee expressly waive all claims for damages by reason of any statements, promises, agreements, warranties or representations, if any, not contained in this Lease. No provision of this Lease shall be deemed to have been waived by Lessor unless such waiver is in writing signed by a regional vice president or higher of Lessor or the management company, and no custom or practice which may develop between the parties during the Lease Term shall waive or diminish the Lessor's right to enforce strict performance by Lessee of any terms of the Lease.

         36.05. Time is of the essence for the performance of each term, condition and covenant of this Lease.

         36.06. Except as otherwise expressly noted, each payment required to be made by Lessee is in addition to and not in substitution for other payments to be made by Lessee.

         36.07. Subject to Paragraph 19, the terms, conditions and provisions of this Lease will apply to and bind the heirs, successors, executors, administrators and assigns of Lessor and Lessee.

         36.08. If any provision contained herein is determined to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Lease.

         36.09. In consideration of Lessor's covenants and agreements hereunder, Lessee hereby agrees not to disclose any terms, covenants or conditions of this Lease to any other non-related party other than its officers, directors, attorneys or accountants without the prior written consent of Lessor. Additionally, Lessee shall not record this Lease or any short form memorandum hereof without the prior written consent of Lessor, which Lessor may withhold in its sole discretion.

         36.10. The rights and obligations of the parties under this Lease shall survive its termination.

         36.11. The duties and warranties of Lessor are limited to those expressly stated in this Lease and does not and shall not include any implied duties or implied warranties, now or in the future. No representations or warranties have been made by Lessor other than those contained in this Lease.

         36.12. Lessee promises and it is a condition to the continuance of this Lease that there will be no discrimination against or segregation of any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring occupancy, tenure, or use of the Property, the Premises, or any portion thereof.

         36.13. Lessor and Lessee each warrant to the other that it has not dealt with any broker or agent in connection with this Lease, other than the person(s) listed in Paragraph 1.15 above. Except for any broker(s) who shall be compensated in accordance with the provisions of a separate agreement, Lessor and Lessee each agree to indemnify the other against all costs, expenses, legal fees and other liability for commissions or other compensation claimed by any other broker or agent.

37.      EXAMINATION OF LEASE; GOOD FAITH DEPOSITS

         Submission of this document for examination and signature by Lessee does not create a reservation or option to lease. Lessee hereby agrees that Lessor will be entitled to immediately endorse and cash any good faith check(s) forwarded by Lessee along with this document. It is further agreed that such cashing of good faith checks by Lessor will not guarantee acceptance of this document by Lessor, but, in the event Lessor does not accept or execute this document, the amount of such good faith check(s) will be refunded to Lessee. This document will become this "Lease" and be effective and binding only upon full execution by authorized representatives of both Lessee and Lessor as defined in this Lease. Thereafter, a fully executed copy of this Lease will be deemed an original for all purposes.

38.      GOVERNING LAW

         This Lease is governed by and construed in accordance with the laws of the state in which the Premises are located, and venue of any legal action will be in the county where the Premises are located.

39.      LESSOR'S LIEN

         LESSOR HEREUNDER WILL HAVE THE BENEFIT OF, AND THE RIGHT TO, ANY AND ALL LESSOR'S LIENS PROVIDED UNDER THE LAW BY WHICH THIS LEASE IS GOVERNED,

40.      SPECIAL PROVISIONS AND EXHIBITS

         Special provisions of this Lease number 41 through 43 are attached hereto and made a part hereof. The following Exhibits are attached to this Lease and by this reference made a part hereof: "A", "A-1", "A-2", "A-3", "B", "C", and "ID".

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year indicated by Lessor's execution date as written below.

         If Lessee is a corporation, each person signing this Lease on behalf of Lessee represents and warrants that he or she has full authority to do so and that this Lease binds the corporation. Prior to the execution of this Lease, Lessee shall deliver to Lessor a certified copy of a resolution of Lessee's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Lessor. If Lessee is a partnership or limited liability company, each person or entity signing this Lease for Lessee represents and warrants that he, she or it is a general partner of the partnership or limited liability company, as applicable. Lessee shall give written notice to Lessor of any general partner's or member's withdrawal or addition. Simultaneous with the delivery of Lessee's signed lease, Lessee shall deliver to Lessor a copy of Lessee's recorded statement of partnership or certificate of limited partnership or articles of organization, as applicable.

         THIS LEASE, WHETHER OR NOT EXECUTED BY LESSEE, IS SUBJECT TO ACCEPTANCE BY LESSOR, ACTING BY ITSELF OR BY ITS AGENT BY THE SIGNATURE ON THIS LEASE OF ITS SENIOR VICE PRESIDENT, VICE PRESIDENT, REGIONAL MANAGER OR DIRECTOR OF LEASING.

LESSOR:                                        LESSEE:
         AOPP Acquisition Corp. Two            Microislet, Inc.,
         A California Corporation              A Delaware Corporation

         By its agent:
         PS Business Parks, L.P.
         By:      PS Business Parks, L.P.
                  A General Partner

By: /s/ Stephen King                           By: /s/ John Steel
    -------------------------------------          -----------------------------
    Stephen King, Vice President                   John Steel-President/CEO
    TITLE                                          AUTHORIZED SIGNATURE/TITLE

Date: 10/6/00                                      Date: 9/8/00
    LEASE EXECUTION DATE                           LEASE EXECUTION DATE

Lessor Fed. ID #  95-4661839

PROVISION 41                TELEPHONE OR TELECOMMUNICATION LINE ACCESS


         Tenant acknowledges that there are finite number of telephone or telecommunication lines available to the premises and the property. Tenant further acknowledges that Landlord must be able to provide all tenants of the property satisfactory telephone or telecommunication lines access in order to provide telephone or communication access and service to all tenants. Therefore tenant agrees that it will not apply for more than (22) telephone lines to its premises, nor install any telephone, telecommunication or other communication equipment (specifically including any antennas (tower or microwave) or other exterior equipment of any nature) which either utilizes. telephone equipment or technology or in any other manner effects Landlord's ability to provide telephone or communications facilities or access to its tenants other than as listed hereon without the express written permission of Landlord. Tenant agrees therefore that;

                  a. Landlord Consent Required. In the event that Tenant wishes additional telephone, telecommunication or other communication lines or access after the date of Tenant's execution of this Lease, no such additional lines or access shall be permitted nor other telephone, telecommunication or communication related equipment installed without first securing the prior written consent of Landlord.

                  b. Conditions to Consent. All of the following conditions must be met, as expressed in a written agreement between Tenant and Landlord or by any other means acceptable to Landlord in its reasonable judgment, before Landlord considers whether to give its consent or not:

                           (1) No Expense. Landlord shall incur no expense
                               whatsoever with respect to any aspect of Tenant's need for additional access or equipment, including without limitation, the costs of installation, materials, permits, service, etc.

                           (2) Building Rules. Prior to the commencement of any
                               work in or about the building to install such additional access, lines or equipment, Tenant shall agree to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the interest of the building, the Tenants in the Building, and the Landlord, including without limitation, providing security in such form and amount as determined by Landlord;

                           (3) Sufficient Space. Landlord reasonably determines
                               that there is sufficient space in the building for the placement of all of the lines, access and equipment.

                           (4) Tenant is not, nor has been at time during lease
                               term, in breach or default under the lease.

                           (5) Compensation for Space. Tenant agrees to
                               compensate Landlord the reasonable amount determined by Landlord for space used in the building for the storage and maintenance of the equipment, if any lies outside the leased premises, and for all costs that may be incurred by Landlord in arranging for: access by the Tenant's personnel, security for Tenant's equipment, and any other such costs as Landlord may expect to incur.

                  c. Consent is Not Landlord Warranty. Landlord's consent under this section shall not be deemed any kind of warranty or representation by Landlord, including without limitation, any warranty or representation as to the availability or suitability, of the present or future telephone or communications equipment, connections, compatibility or space available for any additional equipment, lines or access.

                  d. Tenant Pays Expenses. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant.

                  e. Tenant Responsible for Service Interruptions, Tenant agrees that to the extent service by any telephone or communication equipment is interrupted, curtailed, or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service, but only with Landlord's prior written permission.

                  f. Landlord's Refusal to Consent. Notwithstanding any provision herein to the contrary, the refusal of Landlord to consent to any prospective request shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated in a final and unappealable court decision to have acted recklessly or maliciously with respect to its refusal.

                  g. No Third Party Rights. The provisions or this clause may be enforced solely by the Tenant and Landlord, and are not for the benefit of another party, specifically, without limitation, no telephone or telecommunications provider shall be deemed a third part beneficiary of the Lease.

PROVISION 42

                           SPECIAL PROVISION TO LEASE

SMOKING. Smoking of any kind is strictly prohibited at all times at any location on this property, except in the designated smoking area, which is located as follows:


                         * Exterior of the Building Only

Lessor may relocate the designated smoking area at its sole discretion at any time during the term of this lease.


PROVISION 43


This lease is contingent on acceptable financials.

Project #05522/05521
SORRENTO MESA II/LUSK 11
6540/6640/6650 Lusk Blvd.
San Diego, CA 92121


                                    EXHIBIT A
                                LEGAL DESCRIPTION

LOTS 2 AND 3 OF LUSK INDUSTRIAL PARK UNIT NO. 5, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 10700, FILED IN THE OFFICE OF THE COUNTY\RECORDER OF SAN DIEGO COUNTY, AUGUST 16, 1983.

EXCEPT THEREFROM ALL COAL, OIL, GAS, PETROLEUM AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER SUCH PROPERTY, GRANTOR, ITS SUCCESSORS AND ASSIGNS, RETAINING THE EXCLUSIVE TITLE AND RIGHT TO REMOVE SAID SUBSTANCES, TOGETHER WITH SOLE RIGHT TO NEGOTIATE AND CONCLUDE LEASES AND AGREEMENT WITH RESPECT TO ALL SUCH SUBSTANCES UNDER THE PROPERTY, AND TO USE THOSE PORTIONS OF THE PROPERTY WHICH UNDERLIE A PLANE PARALLEL TO, AND 500 FEET BELOW, THE PRESENT SURFACE OF THE PROPERTY FOR THE PURPOSE OF PROSPECTING FOR, DEVELOPING AND/OR EXTRACTING SUCH SUBSTANCES FROM THE PROPERTY BY MEANS OF WELLS DRILLED INTO OR THROUGH SAID PORTIONS OF THE PROPERTY FROM DRILL SITES LOCATED ON OTHER PROPERTY, IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT GRANTOR, ITS SUCCESSORS AND ASSIGNS SHALL HAVE NO RIGHT TO ENTER UPON THE SURFACE OF THE PROPERTY OR ANY PORTION THEREOF ABOVE THE LEVEL OF THE AFORESAID PLANE, AS RESERVED BY LUSK/MIRA MESA, A LIMITED PARTNERSHIP, IN A DEED RECORDED FEBRUARY 18, 1984, RECORDER'S FILE NO. 84-058807.

                                  EXHIBIT "A-1"




                     [picture of PS Business Center here]

                             Exhibit "A-2" / "A-3"


                      [Picture of PS Business Center here]

                                    EXHIBIT B



Lessee accepts premises in present condition

Subject to the provision of Article 10 , Lessee accepts the premises in the condition they are in at the commencement of this lease and shall maintain said premises in the same condition, order, and repair, excepting only reasonable wear and tear, arising from the use under this Agreement. Lessee has examined and knows the condition of the leased premises and agrees that no representations, except such as are contained herein, have been made to Lessee respecting the condition of said premises. The taking possession of said premises by Lessee should be conclusive that the premises are in good and satisfactory condition.


Lessor agrees to paint suite, clean carpet, detail and rekey.

Lessor also agrees to close the opening between Suite C250 and C242.

                                   EXHIBIT "C"

                                  SIGN CRITERIA

Conformity by Lessee to the following Sign Criteria requirements shall be strictly enforced and are terms and conditions of the Lease.

1.       GENERAL REQUIREMENTS

         1A. The term "Signage" as used herein and elsewhere within the Lease shall include, but not be limited to, any signs, placards, banners, pennants, lettering, insignias, trademarks, marquees, art work, and any and all other display and advertising materials.

         1B. Lessee shall not install or display any Signage anywhere on the Premises, Project or Property without Lessor's prior written consent, which Lessor may withhold in its sole discretion. Such Signage approval by Lessor, shall include, but not be limited to, Lessee Signage installed or displayed on or attached to any glass areas, doors, roofs, walls, landscaped areas, walkways, vehicles, machinery or other apparatus, whether permanently affixed to or from time to time on or about the Property.

         1C. Lessor reserves the right to designate the location and quantity of all Lessee Signage.

         1D. The size, design, content, color and other physical aspects of Lessee Signage, as well as the materials, fabrication and installation methods to be employed, must be approved by Lessor, in writing, prior to commencement of any Signage fabrication or installation. No exposed conduit, tubing, "J" box or raceway is permitted on any Lessee Signage: Flashing, moving or audible Lessee Signage is prohibited The composition, size, style, height, color, etc. of Lessor approved signage is attached hereto.

         1E. All Lessee Signage must comply with any and all governing laws, codes, regulations, covenants and restrictions. No labels will be permitted on the exposed surface of any Lessee Signage, except those labels required by any governing authority.

         1F. Lessor reserves the right to withdraw its approval and thereby designate as disapproved any previously approved Lessee Signage.

         1G. All direct, indirect and any associated costs and expenses related to Lessee Signage, including but not limited to, installation, maintenance, removal and restoration of Lessee Signage and any affected areas of the Property, shall be at Lessee's sole cost and expense.

         1H. Should Lessee fail to maintain its Signage at a standard to be determined by Lessor in its sole discretion, then Lessor may, without any recourse by Lessee or liability by Lessor to Lessee, remove or restore such sub-standard Signage. Any Lessee Signage removed or restored on behalf of Lessee by Lessor, shall be at Lessee's sole cost and expense, payable immediately upon demand by Lessor.

         1I. Lessor reserves the right to require Lessee to utilize vendors preapproved or designated by Lessor for all Lessee Signage and Signage related matters. In the event Lessor designates, refers or approves a specific sign vendor, Lessor shall not be responsible or liable in any way for any disputes between such vendor and Lessee.

         1J. Lessor reserves the right to require Lessee to have Signage and, if so required, Lessee Signage must be completed and installed within 60 days after Lessee's Lease Term commences.

         1K. All Lessee Signage shall only contain Lessee's choice of either its legal name or its Trade Name as it appears in the Lease. No Lessee Signage or Lessee Signage content shall create any claim, expressed or implied, of a Transfer as defined in the Lease.

         1L. Upon expiration or earlier termination of the Lease, or if Lessee installs or displays Signage which does not comply with the terms and conditions of this Sign Criteria, Lessor, in addition to any other remedy, reserves the right to require Lessee to remove, its Signage, or any part thereof, and to require Lessee to repair and restore all areas and surfaces of the Property affected by such removal. Such restoration and repair work shall include, but not be limited to, removal of any associated electrical wiring, patching of damaged areas and painting to match surrounding surfaces. Should Lessee, after demand by Lessor, fall to remove any Signage designated for removal by Lessor or fail to repair and restore any affected areas, Lessor shall have the right to do so at Lessee's sole cost and expense.

                                   EXHIBIT "C"

                           [graphic of signage here]




A.       General Requirements
         --------------------

1. The Plaque and installation shall be provided by Landlord. The cost of numbering and lettering shall be the responsibility of the Tenant.
2.       Landlord shall approve all copy prior to ordering sign.
3. Landlord shall direct the placement of all tenant signs and the method of attachment to the building corridor.
4. Tenant shall be responsible for the fulfillment of all requirements for this criteria.


B.       GENERAL SPECIFICATIONS
         ----------------------

1.       The signs demension shall be according to Exhibit "C".
2.       Tenant shall be allowed one (1) sign regardless of size of occupancy.
3. Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks, or other descriptive material shall be affixed or maintained upon any automated machine, glass panes of the building, landscaped areas, streets or parking areas.
4. Tenant shall purchase all signage through Landlord to ensure continuity of manufacture and appearance.

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

         1.01 The following Rules and Regulations now in effect govern Lessee's use of the Premises and any part of the Project or Property used in common by all lessees. Lessee will be bound by such rules and regulations and agrees to cause Lessee's employees, agents, contractors, suppliers, invitees and licensees to observe the same.

         1.02 Wherever Lessor provides standard window coverings, such coverings shall not be altered, removed or replaced by Lessee. Wherever Lessor does not provide standard window coverings, selection and installation of window coverings by Lessee shall be subject to Lessor's prior written approval. If Lessor objects to any item attached to, or used in connection with or on any window, other glass area, or interior or exterior wall, Lessee will immediately upon notification remove such objectionable item or discontinue such use. Further, Lessee agrees not to place anything in close proximity to any window or glass area of the Premises which may appear from the outside of the Premises.

         1.03 Lessee will not obstruct or use any sidewalks, hallways, entrances, elevators, stairways, exits, lobbies or any other areas used in common by lessees of the Property other than for normal ingress or egress, Lessor will in all cases retain the right to control and prevent access to such areas by all persons whose presence in the sole judgment of Lessor would be prejudicial to the safety, character, reputation and/or interest of the Property and/or its lessees. Neither lessee nor its employees, agents, contractors, suppliers, invitees or licensees shall go on any roof or ladder, in any mechanical rooms, or climb on any exterior structures of any nature on the Property without Lessors prior written consent.

         1.04 Lessor reserves the right, exercisable without notice and without liability to Lessee, to change the name, street and/or address of any'-part of the Property. With the exception of Lessee's address, Lessee shall not use the name of the Property or any part thereof in connection with promoting or advertising Lessee's business. Lessor will have the right to prohibit publicity by Lessee which in Lessor's opinion impairs the reputation or marketability of the Property or any part thereof.

         1.05 Lessee shall not keep or allow to be used any foul or noxious gas or substance in or about the Premises. Nor shall Lessee occupy or use the Premises in any manner which is objectionable or offensive to other lessees or Lessor by reason of odor, noise, vibration or interference *in any way. Any equipment or device of Lessee, which causes noise or vibration that may be transmitted to any structural portion of the Property or to any part therein to such a degree as to be objectionable to any lessee or Lessor, must be approved in writing by Lessor prior to its installation and be placed and maintained by Lessee, at Lessee's expense, on vibration eliminators or other devices sufficient to eliminate such noise or vibration. Lessee shall keep the Premises free of mice, ants, bugs and other vermin.

         1.06 Lessee will not use or keep in the Premises, or on or about the Property, any kerosene, gasoline or flammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of general office equipment, for which Lessor has been previously advised and given its consent.

         1.07 Lessor reserves the right to exclude or expel from the Property any person who, in Lessor's judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Property.

         1.08 Lessee shall not after or re-key any lock or bolt or install any new or additional locks or bolts on any doors of the Premises without prior written consent from Lessor. Upon the termination of its tenancy, Lessee will provide Lessor with all keys, whether furnished or otherwise procured, and shall be responsible for the cost of replacing any keys that are lost.

         1.09 The Premises will not be used for lodging nor for any improper, immoral or objectionable purpose. No cooking will be done or permitted on the Premises or elsewhere on the Property without Lessor's consent, except that the preparation of coffee, tea, hot chocolate and similar beverages and employee use of a microwave oven will be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances and any manufacturer's guidelines and recommendations.

         1.10 Lessee will not solicit business from other lessees of the Property. Canvassing, soliciting, peddling and distribution of handbills or any other written material is prohibited, and Lessee will cooperate with Lessor to prevent such activities.

         1.11 Lessee agrees to comply with and not to restrict or impair in any way, all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency. Lessee shall not do or permit any act or bring anything on the Property or any part thereof which shall obstruct or interfere with the rights of other lessees.

         1.12 Except for the ordinary hanging of pictures and wall decorations, Lessee will not mark, drive nails, screw, cut or drill into the partitions, woodwork, ceilings or plaster, or in any way deface, mar, paint or penetrate the Premises or any part of the Property, except in accordance with the Lessee Alteration provisions of the Lease. Additionally, Lessee will not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor.

         1.13 No electrical wiring, outlets or apparatus shall be installed or altered by Lessee, except in accordance with the Lessee Alteration provisions of-the Lease. Lessor reserves the right to direct where and how telephone and telegraph wires are to be introduced to the Premises. Lessee may not alter or overburden the designed capacity of any existing electrical outlets.

         1.14 Lessee shall not place or affix any radio or television antennas, satellite dishes, loudspeakers or other similar devices, awnings, outside furniture, etc. on the roof, exterior walls or outside of any building or on any other part of the Property without Lessor's prior written approval. Additionally Lessee will not place any signs, advertising, billboards, fighting, or any other devices or means of advertising or identification on property adjacent to the Property that in Lessor's opinion obstructs, impairs, restricts or in any way, in Lessors opinion, negatively affects the Property or would not be permitted by the terms of this Lease or these Rules and Regulations if such action were taken on the Property.

         1.15 Lessor reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought on to the Property. Such Lessor approved items shall be moved in or about the Property under the direction of Lessor and in a manner and at such times that will not inconvenience any lessee. Lessor reserves the right to prohibit or impose conditions upon the installation of objects which may overload any floor.

         1.16 All parking facilities of the Property shall be regulated by Lessor and may be modified or amended as Lessor deems necessary. Lessee shall not permit or allow any vehicles that belong to or that are controlled by Lessee or Lessee's employees, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Lessor for such activities. Users of the parking areas will obey all posted signs and not impede the flow of traffic. Washing, waxing, cleaning or servicing of any vehicle is prohibited. No campers, recreational vehicles or trailers are permitted and all disabled vehicles must be removed within 24 hours. "For Sale" signs or any other advertising is not permitted on or about any parked vehicle. No vehicles shall be brought into or kept in the Premises. Lessor reserves the right to tow, without cost or liability to Lessor, any vehicle: 1) parked in an unauthorized or illegal parking area or; 2) whose audio theft alarm system remains engaged for an unreasonable period; and 3) belonging to any violator of any of Lessors parking rules and regulations. Further, in addition to all of its other rights and remedies, Lessor reserves the right to refuse to permit any person to park within the Property who violates these any rules or and other regulations which Lessor may establish.

         1.17 Lessee shall not do any act which will create any additional costs to maintain the appearance or cleanliness of any part of the Property. No dirt or other substances shall be disposed of anywhere on the Property, including but not limited to in any hallways, stairways, elevators or lobbies or on any parking areas, landscaping, walkways or in any other areas used in common with other lessees.

         1.18 Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping Premises doors locked and all doors into common areas such as doors into entrances, public corridors, lobbies, etc., closed, except for normal ingress and egress.

         1.19 No signage, notices or advertisements may be placed by Lessee anywhere outside of its Premises and all signage must comply with the Sign Criteria exhibit attached to and made a part of this Lease and any other terms and conditions of these Rules and Regulations and the Lease.

         1.20 Lessee shall not use any method of heating or air conditioning other than as provided by Lessor without Lessor's prior written consent.

         1.21 Lessor may prohibit smoking within Lessee's Premises, the Project, or any part thereof, and may require Lessee and any of its agents, employees, suppliers, customers, guests and invitees who desire to smoke, to smoke within specifically designated smoking areas which Lessor may change from time to time. It will be Lessee's sole responsibility to ascertain from Lessor the specific smoking program in effect at the Property at the time of its lease commencement. Any smoking program implemented by Lessor will be strictly enforced.

         1.22 Rest room partitions, mirrors, wash basins and other plumbing fixtures shall not be used for any purpose other than that for which they were constructed and no sweepings, trash or other substances shall be disposed of therein. Any damage or injuries caused by Lessee, its employees, agents, contractors, suppliers, invitees or licensees shall be borne directly by Lessee.

         1.23 No heavy items may be transported by elevator if such item or items exceed the load capacity of the elevator. Lessee's initial move in and subsequent deliveries of bulky items, such as furniture, equipment, supplies, merchandise, safes and similar items will be subject to reasonable scheduling and approval of persons moving such items by Lessor. Deliveries during normal office hours shall be limited to normal office supplies and other small items. Lessee shall be responsible for protecting elevator interior and exterior finishes and flooring whenever items are transported in them on Lessee's behalf.

         1.24 Lessee will not waste electricity, water or air conditioning and agrees to cooperate fully with Lessor in this regard and to comply with any Lessor or governmental energy-saving rules, laws and regulations.

         1.25 Lessee understands that air conditioning and heating systems supply cool air and heat to large zones regulated by zonal thermostats. Lessor shall determine the locations of, make any modifications to, and have exclusive control over all such thermostats, their settings, the zones and all parts of the system. Lessee agrees to cooperate with other parties within its zone(s) to maximize the comfort level of all parties and shall not touch, adjust, tamper with, or otherwise affect any thermostat or any part of the heating/cooling systems. Lessee will direct all problems related to heating/cooling systems directly to Lessor.

         1.26 Lessor shall be under no obligation to provide heating or conditioning services to the building during off hours (between 6:00 p.m. and 8:00 a.m., Monday through Friday and on non-business days). Lessee may request additional heating or air conditioning during off hours and, should Lessor agree to supply such service, Lessee will reimburse Lessor for all costs and expenses incurred, as determined by Lessor in its sole discretion.

         1.27 Lessor and its agents reserve the right to exclude from the building any unknown person, or any person otherwise improperly identified. Lessor shall in no case be liable for any damages for any error with regard to the admission to or exclusion from the building of any person. In the case of invasion, mob, riot, public excitement or any other circumstance which Lessor, in its sole discretion, believes will place lessees and/or the Property in jeopardy, Lessor reserves the right to prevent access to the building during the continuance of same by such action as Lessor may deem appropriate.

         1.28 Lessee's designated representative shall notify Lessor promptly of any required maintenance items, for which Lessor is responsible. Employees of Lessor will not perform any work or do anything outside of their regular duties unless under special instruction by Lessor.

         1.29 No Lessee shall employ any person or persons other than the janitor of Lessor for the purpose of cleaning its Premises unless otherwise agreed to by Lessor in writing. No Lessee shall cause any unnecessary labor by reason of Lessee's carelessness or indifference in the preservation of good order and cleanliness. Lessor shall not be responsible to any lessee for any loss of property on the Promises or on or about the Property, however occurring, or for any damage done to any effects of any lessee by the janitor or any other employee or any other person.

         1.30 Neither Lessee nor any of its employees, agents, contractors, suppliers, invitees or licensees may use on any portion of the Premises, Project or Property any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Lessor may approve or require.

         1.31 These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Lessor may waive any one or more of these Rules and Regulations for the benefit of Lessee or any other lessee, but no such waiver by Lessor will be construed as a waiver of such Rules and Regulations in favor of Lessee or any other lessee, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the lessees of the Property.

         1.32 Lessor reserves the right to modify, amend or make such other reasonable and nondiscriminatory Rules and Regulations as, in its judgment, may from time to time be needed and Lessee agrees to abide by all such additional Rules and Regulations which may be adopted.

                              RULES AND REGULATIONS
                  Fitness Center & Conference Center Agreement

A portion of the Common Areas shall include a Fitness Center and Conference Center, hereinafter referred to as "Centers". Use of the Centers shall be open to Lessee during normal business hours or such other hours as Lessor may reasonably determine. Lessor will not provide any staff to monitor or supervise the use of the Centers. Use of the Centers shall be solely at the risk of the individual using the Centers facilities and Lessor shall have no responsibility for Lessee who shall use the Centers. In the event that Lessor suffers any loss arising out of the use of the Centers by Lessee, said Lessee shall indemnify Lessor for my such loss. Lessee agrees to abide by such reasonable rules and regulations as Lessor may promulgate from time to time concerning use of the Centers. Lessor, it its sole discretion, shall have the right to revoke Lessee's privileges should Lessee cause damage, abuse or violate any of the rules and regulations in this agreement or posted within the Centers. Lessee shall also be solely responsible to reimburse Lessor for any damage caused by Lessee. Access to the Centers shall be controlled by means selected by Lessor, The Fitness Center's use is limited to Lessee and its employees only and under no circumstances shall Lessee allow access or use of the Fitness Center to a visitor or any person under the age of 18 years. The Conference Center's use is limited to Lessee and its employees and may only be accessed by Lessee's visitors when accompanied by Lessee. Lessor shall have the right to request from time to time, list of Lessee's employees for the purposes of controlling unauthorized access to the Centers. Lessee shall notify Lessor when any of Lessee's employees terminate employment. Initial issuance of keys or other devices for controlling access to the Centers shall be at $15.00 per card to Lessee, but Lessor reserves the right to impose a reasonable charge to replace, repair and/or maintain equipment, furniture, access devices or any other furnishings pertinent to the Centers. Lessee is entitled to (5) Center access cards and/or keys, if applicable.

In accordance with the paragraphs of your Lease referring to BASE MONTHLY RENT and ADDITIONAL RENT, if Base Monthly Rent or any Additional Rent is not paid per your Lease Agreement, Lessor, in its sole discretion, shall have the right to suspend and/or revoke all Fitness and Conference Center privileges without further notice and access will be terminated. If Lessee's privileges are suspended and revoked, Lessee shall be obligated to pay their pro rata share, and will receive no reduction or modification of common area maintenance fees. Reinstatement of Fitness and Conference Center privileges, which is at all times in the sole discretion of Lessor, may be requested in writing by any suspended or revoked Lessee. In addition to any and all moneys due and owing under the Lease, $25.00 per each person reinstated will be charged.

         1. HOURS: Normal business hours for the Centers will be posted within the Center and shall be subject to reasonable change at the sole discretion of Lessor. Should Lessee request use of the Center anytime other thin during normal business hours, Lessor, at its sole discretion, reserves the right to grant Lessee's request and Lessor also reserves the right to charge Lessee $35.00 per hour for such use.

         2. ACCESS: Lessee will be issued key(s), access card(s) or access code(s), at $15.00 per card, to the Fitness Center. Lessee shall reserve in advance, on a first come first serve basis with Lessor, the day and time they would like to reserve the Conference Center. Lessee agrees that use of their key, access card or code number by anyone other than to whom it was issued could result in the Centers being closed to said Lessee and all access keys, cards and codes confiscated. Lessor reserves the right to issue new access key, cards or codes.

         3. USE OF CENTERS FACILITIES: In order to insure that the Centers are properly maintained, Lessor reserves the right to temporarily close or limit access to the Centers at any time during the year. Lessor may close the Centers on legal holidays, open houses or other promotions. Lessee acknowledges and agrees that alcoholic beverages, illegal drugs, smoking and/or chewing tobacco is prohibited in both Fitness and Conference Centers. Lessee is responsible for the disposal of all food, trash and other items brought into or used within the Conference Center and Lessor shall not be responsible for the clean tip during normal business hours.

         4. FACILITY RULES: Lessee will, at all times, make sure that the doors to the Fitness Center, Conference Center, Bathrooms and Showers remain closed while in use. All users must provide their own towel and dry, off before leaving the shower area. Lockers ire provided on a per visit basis and Lessor is not responsible for lost, stolen or damaged items. Locks left on lockers overnight will be Cut off and contents donated to charity or discarded. Lessee acknowledges and agrees that Lessor, its officers, agents and employees, will not be liable for either loss or damage to Lessee's property or personal possessions within or on the Center premises, including, but not limited to the parking facilities.

         5. FITNESS CENTER: Lessee must carry a towel at all times while using the equipment and/or machinery and will wipe clean all sweat after the use of equipment and/or machinery. Any person using equipment or machinery shall be familiar with the proper usage and operation prior to such use. It is the sole duty of Lessee to check and confirm proper functioning of equipment and/or machinery prior to any use; Lessor is not responsible for any malfunction, disrepair, breakage, misuse, or any *claim of injury or loss therefrom. Lessee hereby agrees that they are voluntarily participating in physical exercise and should use common sense, only the individual can monitor his or her own personal physical feelings. Immediately stop any exercise or sports activity if you feel faint, dizzy, nauseous, or shortness of breath. Lessor makes no warranties and no representations express or implied, other thin those set forth herein and Lessee acknowledges and agrees that they have not relied on any warranties or representations other than those set forth in this Rules and Regulations. Lessee is aware that participation in a sport or physical exercise may result in accidents or injury, and Lessee assumes the risk connected with the participation in a sport or exercise and represents that Lessee is in good health and suffers from no physical impairment, disability or ailment preventing Lessee from engaging in any exercise activity, or that will be detrimental to Lessee's health, safety, comfort or physical condition, or to that of others. It is advisable that Lessee consult their physician before undertaking the use of fitness equipment and/or machinery. Lessee acknowledges that Lessor has not and will not render any medical services including medical diagnosis of Lessee's physical condition.

         6. INDEMNIFICATION AND WAIVER OF CLAIMS: Lessee waives all claims against Lessor for damage and/or loss to any real or personal property in or about the Centers, Property, Project or Premises and for injury to any person, including-, but not limited to death resulting therefrom, regardless of cause or time of occurrence. Lessee will defend, indemnify and hold Lessor harmless from and against all claims, actions, proceedings, expenses, damages and liabilities, including attorney's fees, arising out of, connected with, or resulting from any use of the Centers, Property, Project and Premises including and to any personal property in or about the Centers, Property, Project and Premises by Lessee, except for any damage or injury which is the direct result of intentional acts by Lessor, its employees, agents, visitors or licensees.